                                                                     EXHIBIT 2.1

                               AGREEMENT OF MERGER


                                      AMONG


                  ALLTEL HEALTHCARE INFORMATION SERVICES, INC.

                        ALLTEL INFORMATION SERVICES, INC.

                              ECLIPSYS CORPORATION

                                       AND

                            ECLIPSYS SOLUTIONS CORP.



                          Dated as of January 24, 1997

                                TABLE OF CONTENTS

                                                                                                           PAGE
ARTICLE I.            DEFINITIONS...........................................................................1
         1.1.         Meeting Date..........................................................................1
         1.2.         Subsidiary............................................................................1
         1.3.         Parent................................................................................1
         1.4.         Definition Cross-Reference Index......................................................2

ARTICLE II.           MERGER AND CLOSING....................................................................3
         2.1.         Merger................................................................................3
         2.2.         Closing...............................................................................3
         2.3.         Effects of the Merger          .......................................................4
         2.4.         Certificate of Incorporation; By-Laws.................................................4
         2.5.         Directors.............................................................................4
         2.6.         Officers..............................................................................4

ARTICLE III.          EFFECTS OF THE MERGER ON THE SECURITIES OF THE
                      CONSTITUENT CORPORATIONS..............................................................4
         3.1.         Effect on Capital Stock...............................................................4
         3.2.         Exchange of Certificates..............................................................5

ARTICLE IV.           COVENANTS AND AGREEMENTS..............................................................6
         4.1.         Notice................................................................................6
         4.2.         Reasonable Best Efforts; Contracts....................................................8
         4.3.         Tax Returns and Audits...............................................................10
         4.4.         Insurance............................................................................11
         4.5.         Hart-Scott-Rodino Antitrust Improvements Act of 1976.................................11
         4.6.         Litigation...........................................................................12
         4.7.         Minimum Net Worth and Working Capital; Cash And
                           Accounts Payable at the Effective Time..........................................12
         4.8.         Pro Ration of Revenues and Expenses..................................................12
         4.9.         Transition Services            ......................................................13
         4.10         Adjustments Relating to Cash Receipts and Cash Payment
                           for January Period to the Effective Time........................................13

ARTICLE V.            REPRESENTATIONS AND WARRANTIES.......................................................15
         5.1.         Representations and Warranties of Seller and the
                           Company.........................................................................15
         5.2.         Representations and Warranties of Buyer..............................................26
         5.3.         No Other Representations and Warranties by the
                           Company and Seller; Etc. .......................................................29
         5.4.         No Other Representations and Warranties by
                           Buyer and Acquisition Sub.......................................................30

ARTICLE VI.           CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                      SELLER AND THE COMPANY...............................................................31
         6.1.         Representations and Warranties True..................................................31
         6.2.         Performance of Obligations and Agreements............................................31
         6.3.         Resolutions of Buyer.................................................................31
         6.4.         Resolutions of Acquisition Sub.......................................................31
         6.5.         No Casualty..........................................................................32
         6.6.         Closing Certificate..................................................................32
         6.7.         No Litigation........................................................................32
         6.8.         Preferred Stock and Warrant Purchase Agreement.......................................32

ARTICLE VII.          CONDITIONS PRECEDENT TO THE OBLIGATIONS
                           OF BUYER AND ACQUISITION SUB....................................................32
         7.1.         Representations and Warranties True..................................................33
         7.2.         Performance of Obligations and Agreements............................................33
         7.3.         Resolutions..........................................................................33
         7.4.         No Casualty..........................................................................33
         7.5.         Closing Certificate..................................................................33
         7.6.         No Litigation........................................................................33

ARTICLE VIII.         RECIPROCAL CONDITIONS PRECEDENT......................................................34
         8.1.         No Injunctions or Restraints.........................................................34
         8.2.         Amended and Restated Certificate of Incorporation of Buyer...........................34
         8.3.         Registration Rights Agreement........................................................34
         8.4.         Stockholders Agreement...............................................................34
         8.5.         Management and Services Agreement....................................................34
         8.6.         HSR..................................................................................35

ARTICLE IX.           AMENDMENTS...........................................................................35

ARTICLE X.            SURVIVAL AND INDEMNIFICATION.........................................................35
         10.1.        Survival.............................................................................35
         10.2.        Seller Indemnification...............................................................35
         10.3.        Buyer Indemnification................................................................36
         10.4.        Indemnification Procedure............................................................37
         10.5.        Indemnification as Sole Remedy.......................................................39
         10.6.        Indemnification Limitations..........................................................39
         10.7.        Indemnification Payments in Preferred Stock..........................................40

ARTICLE XI.           EMPLOYEES AND EMPLOYEE MATTERS.......................................................40
         11.1.        General Provisions...................................................................40
         11.2.        Service..............................................................................41
         11.3.        No Duplicate Benefits................................................................41
         11.4.        Benefits.............................................................................41

         11.5.        Welfare Plans........................................................................42
         11.6.        Severance............................................................................43
         11.7.        Third-Party Rights...................................................................43
         11.8.        WARN Act and Health Care Continuance                      ...........................43
         11.9.        LTD Recipients.......................................................................43
         11.10.       WC Recipients........................................................................44
         11.11.       Pension Plans........................................................................35
         11.12.       Certain Rights to Distributions......................................................35
         11.13.       Withdrawal from Plans................................................................35
         11.14.       Seller Assistance....................................................................35

ARTICLE XII.          NON-COMPETITION......................................................................46
         12.1.        Acknowledgments......................................................................46
         12.2.        Non-Compete..........................................................................46
         12.3.        Confidential Information.............................................................47
         12.4.        Rights and Remedies Upon Breach......................................................48
         12.5.        Severability of Covenants............................................................48
         12.6.        Blue Penciling.......................................................................49
         12.7.        Enforceability in Jurisdictions......................................................49

ARTICLE XIII.         GENERAL PROVISIONS...................................................................49
         13.1.        Notices..............................................................................49
         13.2.        Choice of Law........................................................................50
         13.3.        Successors...........................................................................50
         13.4.        Assignment...........................................................................50
         13.5.        Counterparts.........................................................................50
         13.6.        Entire Agreement.....................................................................50
         13.7.        No Third-Party Beneficiaries.........................................................51
         13.8.        Remedies.............................................................................51
         13.9.        Severability.........................................................................51
         13.10.       Headings.............................................................................51
         13.11.       Indemnification of Directors and Officers............................................51
         13.12.       Taxes................................................................................51
         13.13.       Publicity............................................................................52
         13.14.       Expenses.............................................................................52
         13.15.       Trademark Phaseout and Corporate Name Change.........................................52
         13.16.       Preferred Stock Valuation............................................................53

                                    EXHIBITS


EXHIBIT A                  CERTIFICATE OF MERGER

EXHIBIT B                  AMENDED AND RESTATED CERTIFICATE OF
                           INCORPORATION OF BUYER

EXHIBIT C                  REGISTRATION RIGHTS AGREEMENT

EXHIBIT D                  STOCKHOLDERS AGREEMENT

EXHIBIT E                  MANAGEMENT AND SERVICES AGREEMENT

EXHIBIT F                  PREFERRED STOCK AND WARRANT PURCHASE
                           AGREEMENT

                               AGREEMENT OF MERGER


         This AGREEMENT OF MERGER (the "Agreement"), is entered into as of January 24, 1997, by and among ALLTEL Healthcare Information Services, Inc., a Delaware corporation (the "Company"), the Company's sole stockholder, ALLTEL Information Services, Inc., an Arkansas corporation ("Seller"), Eclipsys Corporation, a Delaware corporation ("Buyer"), and Eclipsys Solutions Corp., a Delaware corporation ("Acquisition Sub").

         The Company and Buyer are collectively referred to as the "Constituent Corporations". The respective Boards of Directors of the Constituent Corporations consider the acquisition by Buyer of the Company through a merger in accordance with this Agreement to be in the respective best interests of the Constituent Corporations and their stockholders. To that end, each of the Board of Directors of the Constituent Corporations has approved this Agreement and the form of Certificate of Merger attached hereto as Exhibit A (the "Certificate of Merger").

         THEREFORE, in consideration of their respective agreements and undertakings, the Company, Seller, Buyer and Acquisition Sub agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1.1. Meeting Date. The term "Meeting Date" means the date upon which the stockholders of the Company meet to vote upon the Merger (as defined herein) or, in lieu thereof, the effective date of the requisite written consents in favor of the Merger under Section 228 of the General Corporation Law of the State of Delaware (the "DGCL").

         1.2. Subsidiary. The term "Subsidiary" means any corporation, partnership, limited liability company or other entity of which the Company or the Buyer, as the case may be, beneficially owns, directly or indirectly, 50% or more of the outstanding voting securities ordinarily entitled to vote for the election of directors (or persons performing similar functions).

         1.3. Parent. The term "Parent" means any corporation or other entity that beneficially owns, directly or indirectly, 50% or more of the outstanding voting securities of the Company or Buyer, as the case may be, or any Parent thereof, if any, ordinarily entitled to vote for the election of directors (or persons performing similar functions).

         1.4. Definition Cross-Reference Index. As used in this Agreement, the following terms are defined in the following sections of the Agreement:

                  Term                                                          Section
                  ----                                                          -------
                  Acquisition Sub                                               Preamble
                  Act                                                           5.1(x)
                  Agreement                                                     Preamble
                  Buyer                                                         Preamble
                  Buyer Indemnitees                                             10.2
                  Certificate of Merger                                         Preamble
                  Closing                                                       2.2
                  Code                                                          5.1(n)
                  Company                                                       Preamble
                  Company Affiliate                                             5.1(n)
                  Company Indemnitees                                           10.3
                  Company Plans                                                 5.1(n)
                  Company Reports                                               5.1 (f)
                  Company Software                                              5.1(r)
                  Constituent Corporations                                      Preamble
                  Debtor Relief Laws                                            5.1(a)
                  DGCL                                                          1.1
                  Effective Date                                                2.2
                  Effective Time                                                2.1
                  Equipment Leases                                              5.1(j)
                  Excluded Employees                                            11.1
                  ERISA                                                         5.1(n)
                  HSR Act                                                       4.5
                  Indemnifying Party                                            10.4(a)
                  Indemnitee                                                    10.4(a)
                  Leases                                                        5.1(j)
                  Licenses                                                      5.1(t)
                  Liens                                                         5.1(d)
                  LTD Recipients                                                11.1
                  Material Adverse Effect                                       5.1(a)
                  Meeting Date                                                  1.1
                  Merger                                                        2.1
                  Non-transferred Marks                                         13.15(a)
                  Parent                                                        1.3
                  Real Property Leases                                          5.1(j)
                  Recent Company Balance Sheet                                  5.1 (f)
                  Restricted Seller                                             12.1
                  Restrictive Covenants                                         12.4
                  Seller                                                        Preamble
                  Subsidiary                                                    1.2
                  Surviving Corporation                                         2.1
                  Tax Return                                                    4.3(a)
                  Taxes                                                         4.3(j)
                  Third Party Claim                                             10.4(a)

                  Transferred Employees                                         11.1
                  WARN Act                                                      11.8
                  WC Recipients                                                 11.1

                                   ARTICLE II

                               MERGER AND CLOSING

         2.1. Merger. In accordance with the provisions of this Agreement and in accordance with the DGCL and the form of the Certificate of Merger, at the Effective Time (as defined herein), the Company shall be merged with and into Acquisition Sub, the separate existence of the Company shall cease and Acquisition Sub shall be the surviving corporation (the "Surviving Corporation"). The merger effected at the Effective Time is referred to herein as the "Merger". On the Effective Date (as defined herein) (or on such other date as the Company and the Buyer may agree in writing), the Certificate of Merger or other appropriate documents shall, in accordance with the DGCL, be executed by the parties thereto and filed with the Secretary of State of Delaware. The term "Effective Time", as used in this Agreement, means the date and time on which the Merger becomes effective under Delaware law.

         2.2. Closing. The closing of the Merger (the "Closing") shall take place at the offices of the Buyer's attorneys in New York, New York, commencing at 10:00 A.M. local time on the business day in which all of the necessary conditions of the parties to Closing set forth in Articles VI, VII and VIII shall have been waived or satisfied (other than conditions with respect to actions the respective parties will take at the Closing itself) or such other place, time and date as the parties may mutually agree (the "Effective Date"). For purposes of this Agreement, Buyer shall be deemed to own the Company and the Company Subsidiaries for the entire 24-hour period of the Effective Date, notwithstanding the fact that the Effective Time shall occur sometime other than at 12:00 a.m. of the Effective Date.

         2.3. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

         2.4. Certificate of Incorporation; By-Laws.

                  (a) The Certificate of Incorporation of Acquisition Sub, as in effect immediately prior to the Effective Time, shall, from and after the Effective Time, be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

                  (b) The By-laws of the Acquisition Sub as in effect at the Effective Time shall, from and after the Effective Time, be the By-laws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

         2.5. Directors. The directors of Acquisition Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         2.6. Officers. The officers of Acquisition Sub at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                                   ARTICLE III

           EFFECTS OF THE MERGER ON THE SECURITIES OF THE CONSTITUENT
                                  CORPORATIONS

         3.1. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of (a) any shares of Common Stock, par value $.01 per share, of the Company (the "Company Common Stock") or any other shares of capital stock of the Company or (b) any shares of capital stock of Acquisition Sub:

                  (a) Common Stock of Acquisition Sub. Each share of Common Stock, par value $.01 per share, of Acquisition Sub (the "Acquisition Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall remain outstanding as one share, par value $.01 per share, of the Surviving Corporation, which will be duly authorized, validly issued, fully paid and nonassessable.

                  (b) Conversion of Company Common Stock. Each share of Company Common Stock outstanding and issued to the Seller immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 3.1(c)) shall be converted into the right to receive (i) $107,500.00 per share, without interest, which shall be payable by Acquisition Sub to Seller at the Effective Time by wire transfer of immediately available funds to an account specified by Seller, (ii) 2,077,497 shares, par value $.01 per share, of Series D Convertible Preferred Stock of the Buyer (the "Series D Preferred Stock"), which will be duly authorized, validly issued, fully paid and nonassessable and
(iii) 20.0 shares, par value $.01 per share, of Series C 8.5% Cumulative Redeemable Preferred Stock of the Buyer (the "Series C Preferred Stock"), which will be duly authorized, validly issued, fully paid and non assessable (clauses
(i), (ii) and (iii) are hereinafter referred to as the "Merger Consideration").

                  (c) Cancellation of Treasury Stock. Each share of the Company Common Stock that is owned by the Company, any Subsidiary of the Company, ALLTEL Corporation, a Delaware corporation ("ALLTEL Corporation"), or any Subsidiary of ALLTEL Corporation (other than the shares of Company Common Stock owned by the Seller), if any, shall automatically be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

                  (d) Cancellation and Retirement of Company Common Stock. At the Effective Time, all certificates representing shares of Company Common Stock (other than certificates representing shares canceled in accordance with Section 3.1(c)) issued and outstanding immediately prior to the Effective Time, shall no longer be deemed outstanding, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, upon payment of the Merger Consideration.

         3.2. Exchange of Certificates. The Merger Consideration paid upon the surrender for exchange of certificates previously representing shares of Company Common Stock in accordance with this Article III shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such certificates.


                                   ARTICLE IV

                            COVENANTS AND AGREEMENTS

         The Seller, the Company, Buyer and Acquisition Sub covenant and agree as follows:

         4.1. Notice. Buyer shall immediately notify Seller and the Company, if its senior management (as defined below) learns or discovers on the basis of actual knowledge that any of Seller's, the Company's, Buyer's, or Acquisitions Sub's representations, warranties, agreements or conditions to Closing become untrue or incapable of fulfillment. Seller shall immediately notify Buyer if its senior management (as defined below) learns or discovers on the basis of actual knowledge that-any of Buyer' s, Acquisition Sub's, the Company's, or Seller's representations, warranties, agreements or conditions to Closing become untrue or incapable of fulfillment. For purposes of this Section, Buyer's senior management shall consist of Harvey J. Wilson, William E. Ford and Steve Kinderman, and Seller's senior management shall consist of Michael E. Montgomery, William B. Macdonald, Robert J. Colletti, Lawrence A. Krassner and Charles P. Sutphin (Seller's senior management is hereinafter referred to collectively as the "Executive Group").

         4.2. Reasonable Best Efforts: Contracts.

                  (a) The Company, Seller, Buyer and Acquisition Sub shall take all necessary action and use their respective reasonable best efforts to obtain all necessary consents, authorizations and approvals and to make all necessary filings required to carry out the Merger and transactions contemplated by this Agreement and the Certificate of Merger, to satisfy the conditions specified in Articles VI, VII and VIII hereof at the earliest practicable date and otherwise to perform their respective obligations under this Agreement; provided, however, that the foregoing shall not impose upon any of the parties hereto any obligation to effect any payment

(except as otherwise owed) or to incur any further or additional liability to any third party in order to obtain any such consent, approval or authorization. In the event any third party requests a payment or additional liability, the appropriate party shall notice all other parties to this Agreement about the specific nature of the request and work together to otherwise obtain such consent.

                  (b) To the extent any of the consents that are set forth in
Schedule 5.1 (b) are not obtained as of the Effective Time, Seller shall continue to use its reasonable best efforts to obtain such consents after the Effective Time for a period of not less than 12 months after the Effective Time. Seller's failure to obtain any one or more of the consents set forth on Schedule 5.1(b) by the Effective Date shall not be the basis of any party hereto not closing the Merger.

Except as otherwise provided in Section 4.2(d), if (i) at any time during such 12-month period, a third party refuses or has failed to provide its consent as required by Schedule 5.1 (b) with respect to any contract involving the receipt of money and such third party terminates, or ceases to make payments under, any such contract involving the receipt of money by virtue of the failure to obtain such consent, then Seller shall pay to Buyer not later than 30 days after such termination or cessation , the amount representing fair compensation to Buyer for the harm caused by the failure to obtain such consent, which amount the Seller and Buyer covenant and agree shall be not less than, with respect to each such contract, the product of (x) the present value of the amount of lost revenue to the Surviving Corporation and/or its Subsidiaries arising out of the termination of, or cessation of payment under, such contract multiplied by (y)
 .25 and (ii) at any time during such 12-month period, a third party refuses or has failed to provide its consent as required by Schedule 5.1(b) with respect to any contract (other than any contract involving the receipt of money) and such third party terminates, or ceases to make payments under, any such contract with the Surviving Corporation and/or its Subsidiaries by virtue of the failure to obtain such consent, then Seller and Buyer shall, during the 30 days after such termination or cessation, negotiate in good faith to agree upon and Seller shall pay to Buyer, an amount representing fair compensation to Buyer for the harm caused by the failure to obtain such consent. Except as otherwise provided in
Section 4.2(d), if at any time after the first anniversary of the Effective Date, a third party refuses or has failed to provide its consent as required by
Schedule 5.1(b) and such third party terminates, or ceases to make payments under, its contracts with the Surviving Corporation and/or its Subsidiaries by virtue of the failure to obtain such consent, then Seller shall have no obligation to pay the Buyer any amount for the harm caused by the failure to obtain such consent.

                  (c) Notwithstanding anything to the contrary set forth in this Agreement, on and after the Effective Date, by virtue of the Merger, neither the Asset Purchase Agreement, dated as of July 1, 1994, between Advanced Medical Information Technologies, Inc. and TDS Healthcare Systems Corporation, as amended (the "ADMIT Contract"), the Development, License and Marketing Agreement, dated as of June 26, 1996, between IMN LLC and the Company, and the Option Agreement, dated as of June 26, 1996, between Whisenhunt Investments, Inc. and the Company (collectively, the Development, License and Marketing Agreement and the Option Agreement shall be referred to hereinafter as the "IMN Contracts") shall be vested in, and none of the liabilities arising thereunder shall be attached to or be the obligations of, the Buyer, Acquisition Sub, the Surviving Corporation and its Subsidiaries and the Seller shall enjoy all of the rights, including, without limitation, all products, documents, and other assets, and be subject to all of obligations and liabilities, thereunder. notwithstanding the immediately preceding sentence, Buyer, the Surviving Corporation and its Subsidiaries (and not the Seller) shall be responsible for providing alternative solutions to the customers of the Surviving Corporation and its Subsidiaries under each appropriate customer contract with respect to the products that were to be developed under the ADMIT Contract and the IMN Contracts, including, without limitation, being solely responsible and liable for the failure to timely deliver any such alternative solution, and, except for each of the individuals identified as an Excluded Employee (as hereinafter defined) on Schedule 11.1, all of the employees of the Company and the Company Subsidiaries who are performing services with respect to the ADMIT Contract and the IMN Contracts shall constitute Transferred Employees (as hereinafter defined). Seller, in its sole discretion, shall have the right to terminate, continue or restructure the ADMIT Contract and the IMN Contracts without violation of Section 11.1 hereof. Seller and the Company each represents to Buyer and the Acquisition Sub that the software described in the ADMIT Contract and IMN Contracts are not imbedded within the TDS 7000 Series software, and, in accordance with the terms of the ADMIT Contract and IMN Contracts can be separately licensed by the Company. Additionally, if required by Seller, Buyer or the Surviving Corporation will make available the services of the Transferred Employees who were dedicated to the performance of the services under the ADMIT Contract and/or IMN Contracts, if and for so long as such Transferred Employees remain employed with the Surviving Corporation for the period from the Effective Date through the end of the time period requested by Seller, which period shall not be greater than 180 days, provided that if Seller requires an extension of such period and makes a request to Buyer therefor, then Buyer may extend such period by not greater than an additional 180 days, which extension shall not be unreasonably withheld. In return, Seller agrees to reimburse Buyer or the Surviving Corporation for the cost of any requested Transferred Employee's salary (including commissions) and benefits, which shall be calculated on the basis of 20% of the cost of such person's salary and commissions, and all out-of-pocket travel-related expenses of such requested Transferred Employees.

                  (d) Notwithstanding that Systematics Telecommunications Services, Inc. now known as Seller is the party whose name is on the Data Processing Agreement, Software License Agreement and Disaster Recovery Agreement, each dated August 1, 1992 (collectively, the "Beverly Agreements") with Beverly California Corporation ("Beverly"), the parties agree to treat these agreements as included in the Merger. If Beverly attempts to terminate, declares a breach or stops making any payments under one or more of the Beverly Agreements solely by virtue of the failure to obtain Beverly's consent to Seller's assignment to the Company or to the Merger, Buyer agrees to immediately notify Seller of this occurrence or, if Seller receives notice of such occurrence, it shall immediately notify Buyer, and in either case, Buyer and Seller shall work jointly to convince Beverly to revoke the termination or breach and resume making payments. Additionally, in order to cure any possible default or breach, Buyer may or, if requested by the Seller, shall assign one or more of the Beverly Agreements to Seller, as well as all other necessary personnel and assets dedicated to the performance of the Beverly Agreements in order to enable Seller to be able to perform under the Beverly Agreements. In the event of such assignment, Seller shall remit to Buyer $2.0 million (face amount) of Series C Preferred Stock and Buyer shall be entitled to reduce the Management Services Fees (as such term is defined in the Services Agreement) by $1,000,000.00 from the December 15, 1997 payment and $250,000.00 from each of the March 31, 1998 through and including the June 30, 1999 payments. Further, in the event that despite Seller's and Buyer's efforts to work together, Beverly is able to terminate any one or more of the Beverly Agreements, regardless of whether Seller requested and Buyer assigned that Beverly Agreement to Seller, Buyer and Seller agree to share the loss associated with such termination equally, based on a mutually agreeable combination of Series C Preferred Stock and changes in the amount of payments made by Buyer to Seller under the Services Agreement, including, without limitation, any loss of revenue or profit with respect to Buyer's and Seller's ongoing services for Beverly and/or other out-of. pocket direct damages actually incurred by Seller and its affiliates and Buyer and its affiliates. For purposes of this Agreement, this subsection (d) and not Section 4.2(b) or any other section of this Agreement shall govern the parties handling of the Beverly Agreements with respect to the subject matter hereof. Also, any payments by one party to the other under this subsection (d) shall not be included in any calculation of either the Basket Amount (as hereinafter defined) or the aggregate amounts for indemnification as provided for in Section 10.6. Notwithstanding anything to the contrary set forth in this Agreement, this
Section 4.2(d) shall terminate on the first anniversary of the date hereof.

         4.3. Tax Returns and Audits.

                  (a) Any return, report, information return or other document (each a "Tax Return") with respect to Taxes (as defined below) that is required to be filed with respect to the Company or its Subsidiaries for a taxable period ending on or before the Effective Date will be prepared and filed by the Seller (or Seller's Parent (as appropriate)) on behalf of the Company or such Company Subsidiary, in a manner consistent with prior years' tax returns using, to the extent permitted by law, consistent methods, conventions and elections to those previously used by such Company or Company Subsidiary. Buyer will prepare and file all Tax Returns with regard to the operations and assets of the Company and its Subsidiaries for all tax periods after the Effective Date.

                  (b) The Company and Seller shall consult with Buyer and Acquisition Sub on a timely basis regarding any Tax Return filed prior to the Effective Date and all actions to be taken or decisions to be made in the course of any audit or examination, or any subsequent proceedings, including settlement or other dispositions thereof, with respect to any Taxes relating to taxable periods of the Company or Company Subsidiaries ending on or before the Effective Date.

                  (c) Each of the parties hereto shall provide the other parties with such assistance as may reasonably be requested by such other parties in connection with the preparation of any Tax Return (including an amendment thereof), any audit or other examination by any taxing authority, and any judicial or administrative proceedings related to the liability of the Company or the Company Subsidiaries for Taxes with respect to taxable periods of the Company or Company Subsidiaries ending on or before the Effective Date; and each of the parties shall retain, until the expiration of all applicable statutes of limitation (including extensions), and provide the other parties with copies of; any records or information which may be relevant to such return, claim for refund, audit or examination, proceedings or determination.

                  (d) Any refunds or credits of Taxes other than Assumed Taxes (as hereinafter defined), to the extent that such refunds or credits relate to a taxable year or tax period of the Company or the Company Subsidiaries ending on or prior to the Effective Date, shall be for the account of Seller, and, to the extent that such refunds or credits relate to a taxable year or tax period beginning after the Effective Date, shall be for the account of Buyer. Buyer shall cause the Surviving Corporation and its Subsidiaries to use their reasonable best efforts to seek and shall cause the Surviving Corporation and its Subsidiaries promptly to forward to or reimburse Seller for any such refunds or credits due Seller after receipt thereof; and Seller shall promptly forward or reimburse Buyer for any refunds or credits due Buyer after receipt thereof. Beginning after the Effective Date, within 30 days after the payment by the Surviving Corporation and its Subsidiaries of all Taxes due by the Company and the Company Subsidiaries for any tax period ending on or prior to the Effective Date, Seller shall pay to Buyer the amount of Taxes, if any, other than the Assumed Taxes, paid by the Surviving Corporation and its Subsidiaries. For purposes of this Agreement, "Assumed Taxes" shall mean those taxes referred to on Schedule 4.10 under the captions "State Unemployment Taxes," "Federal Unemployment Taxes," "Property Tax Payable," "Sales and Franchise Taxes Payable," "Personal Property Taxes Accrual" and "Provision for Expat Tax."

                  (e) Seller agrees effective on the Effective Date, to cause the Company and the Company Subsidiaries to be excluded from any tax sharing agreements and from and after such date neither the Surviving Corporation nor any of its Subsidiaries shall have any rights or obligations thereunder.

                  (f) Seller agrees to cause the Company and the Company Subsidiaries to make an election pursuant to Section 197(f)(9)(B)(ii) of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to the disposition of their assets pursuant to the Merger.

                  (g) Seller and Buyer covenant and agree that the fair market value of the Merger Consideration received by Seller in the Merger shall be allocated among the assets of the Company in the manner required by Section 1060 of the Code, as determined by Buyer in its sole and absolute discretion. Each party shall file all necessary income tax returns and execute such elections and/or agreements as may be required by federal, state and local taxing authorities in a manner consistent with such allocation.

                  (h) To the extent applicable, the current fiscal year of the Company and the Company Subsidiaries will be treated as two separate tax years, one beginning on January 1, 1996 (or, in the event of an Effective Date after December 31, 1996, January 1, 1997) and ending on the Effective Date and the other beginning on the date after the Effective Date and ending at the end of the 1996 (or, in the event of an Effective Date after December 31, 1996, 1997) fiscal year of the Company and the Company Subsidiaries. The books and records of the Company and the

Company Subsidiaries will be closed at the close of business on the day immediately prior to the Effective Date.

                  (i) Subject to Section 11.4(d), Seller shall have the right, at its expense, to conduct the contest and/or settlement of any issue raised in any official inquiry, examination or proceeding that could result in an official determination with respect to Taxes due or payable for any taxable year or period ending on or before the Effective Date with respect to which Seller has an obligation to indemnify Buyer, the Company and the Company Subsidiaries; provided, that, any contest and/or settlement of any issue raised in an official inquiry, examination or proceeding that could reasonably be expected to result in an official determination with respect to Taxes due or payable that relate to a period beginning before and ending after the Effective Date will be conducted by Buyer and Seller, jointly; provided, further, that neither Buyer nor Seller shall settle, compromise or consent to any such official determination without obtaining the consent of the other, which consent shall not be unreasonably withheld.

                  (j) For purposes of this Section, "Taxes" means all taxes, charges, fees, levies or other assessments, including deficiencies, interest, additions to tax and penalties with respect thereto, imposed by any United States federal, state or local taxing authority or by any foreign taxing authority, including, but not limited to, income, gross receipts, excise, property, sales, transfer, payroll, license, ad valorem, value added, withholding, social security, national insurance (or other similar contributions or payments), franchise and other taxes.

         4.4. Insurance. In the event the Company or its Subsidiaries suffer any loss prior to the Closing or attributable to events or activities prior to the Closing that is covered by insurance, the Seller will bear the risk thereof, and the parties will cooperate in seeking indemnification for such loss from the applicable insurer.

         4.5. Hart-Scott-Rodino Antitrust Improvements Act of 1976. Seller and Buyer have previously filed with the Pre-merger Notification Office of the Federal Trade Commission and the Antitrust Division of the Department of Justice, Notification Pre-merger Reports (if applicable), as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rulings promulgated thereunder (the "HSR Act") with respect to the Merger. Buyer and Seller shall cooperate with each other to the extent reasonably necessary to supply any information to the Federal Trade Commission or the Antitrust Division of the Department of Justice relating to the Merger as required under the HSR Act. Seller and Buyer agree to split equally the costs and expenses (including filing fees) relating to the foregoing.

         4.6. Litigation. From and after the Effective Date, (a) the Seller shall (i) defend the Surviving Corporation and its Subsidiaries from and against all of the lawsuits, governmental investigations and proceedings set forth on
Schedule 5.1 (l) and (ii) bear all of the expenses (including, without limitation, the fees, charges and other disbursements of counsel) incurred by the Seller or otherwise with respect thereto and (b) any settlement, compromise or consent to the entry of any judgment with respect to such lawsuits, governmental investigations and proceedings (i) shall include an unconditional release of the Surviving Corporation and its Subsidiaries and (ii) shall not require the consent of the Surviving Corporation or its Subsidiaries unless such settlement, compromise or judgment creates an obligation of the Surviving Corporation and/or its Subsidiaries. notwithstanding the foregoing, Buyer and the Surviving Corporation shall be responsible for responding to, defending (if necessary) and bearing all expenses after the Effective Date with respect to the "Written Claim Regarding Intellectual Property" described in paragraph II of
Schedule 5.1(r). Each of Seller and Buyer and the Surviving Corporation shall provide, when and if requested by the other party, without cost, all reasonably requested assistance to the other party to assist such other party in resolving each of the above matters. The Seller, the Company, the Buyer and Acquisition Sub covenant and agree that the $250,000 payable prior, on or after January 15, 1997 pursuant to the release and settlement agreement entered into in connection with the matter ALLTEL Healthcare Information Services Inc. v. Davies Medical Center described on Schedule 5.1(w) shall be for the account of the Seller and all of such amount shall be forwarded promptly to the Seller if and to the extent it is received by the Buyer.

         4.7. Minimum Net Worth and Working Capital: Cash and Accounts Payable at the Effective Time. At December 31, 1996, the Company had a net worth of not less than $ 11 million, working capital of not less than $4 million and an intercompany payable to the Seller of not less than $50 million.

         4.8. Pro Ration of Revenues and Expenses. With respect to all revenues earned and routine and ordinary course expenses incurred by the Company during those days in January 1997 prior to the Effective Date and by the Surviving Corporation during those days in January 1997 on and after the Effective Date,
(a) all of the revenues and routine and ordinary course expenses for such month shall be pro rated (based on 31 days elapsed), (b) Seller shall be entitled to receive the amount of revenues earned during such month equal to the product of
(i) the amount of revenues earned by the Company during those days in January 1997 prior to the Effective Date and the Surviving Corporation during those days in January 1997 on and after the Effective Date multiplied by (ii) a fraction, the numerator of which shall be the number of days between January 1 and the Effective Date (excluding the Effective Date) and the denominator of which shall be 31, (c) Seller shall incur the amount of routine and ordinary course expenses incurred during such month equal to the product of (i) the amount of such expenses incurred by the Company during those days in January 1997 prior to the Effective Date and the Surviving Corporation during those days in January 1997 on and after the Effective Date multiplied by (ii) a fraction, the numerator of which shall be the number of days between the Effective Date and January 31 (excluding the Effective Date) and the denominator of which shall be 31, (d) the Surviving Corporation shall be entitled to receive the amount of revenues earned during such month equal to the product of (i) the amount of revenues earned by the Company during those days in January 1997 prior to the Effective Date and the Surviving Corporation during those days in January 1997 on and after to the Effective Date multiplied by (ii) a fraction, the numerator of which shall be the number of days between the Effective Date and January 31 (including the Effective Date) and the denominator of which shall be 31 and (e) the Surviving Corporation shall incur the amount of routine and ordinary course expenses incurred during such month equal to the product of (i) the amount of such expenses incurred by the Company during those days in January 1997 prior to the Effective Date and the Surviving Corporation during those days in January 1997 on and after the Effective Date multiplied by (ii) a fraction the numerator of which shall be the number of days between the Effective Date and January 31 (including the Effective Date) and the denominator of which shall be 31. This Section 4.8 is for financial, tax and accounting purposes only, and is not intended to influence how cash is exchanged between the parties relating to the month of January, 1997.

         4.9. Transition Services. From and after the Effective Date and for the period of time set forth in Schedule 4.9 for each specific transition service described therein, Seller shall provide the Surviving Corporation and its Subsidiaries a general ledger accounting system and an accounts payable system, administer and maintain payroll processing and systems and certain other transition services for the Surviving Corporation and its Subsidiaries, in each case (a) as currently provided to the Company and the Company Subsidiaries as more fully described on Schedule 4.9 and (b) for a fee as set forth on Schedule 4.9.

         4.10 Adjustments Relating to Cash Receipts and Cash Payments for January Period to the Effective Time.

                  (a) On or prior to the Effective Time, the Company shall transfer the accrued liabilities as of the Effective Time referred to on
Schedule 4.10 under the captions "Profit Sharing Contribution Payable," "Money Maker Contribution Payable," "Executive Parachutes," "Monitored Care (ADMIT) Reserve" and "Accounts Payable - Jacque Andre" to Seller, and Seller shall be solely responsible for paying or otherwise resolving all such liabilities except as provided in the following sentence with respect to the Profit Sharing Contributions Payable. Unless otherwise provided for in this Agreement (including without limitation, the pursuant to this Article IV, Article V, Article X and Article XI to the extent applicable), Buyer and the Surviving Corporation, in accordance with Section 259 of the DGCL, shall be solely responsible for paying or reimbursing Seller for all of the liabilities of the Company and its Subsidiaries as such liabilities exist as of the Effective Date, whether accrued, unaccrued, contingent, known, or unknown, including, without limitation those categories of liabilities which are set forth o the Accounts Payable Detail and Accrued Liabilities Detail of Schedule 4.10 as of the Effective Date. In addition, (i) Buyer or the Surviving Corporation shall be responsible for paying or reimbursing, as the case may be, Seller for the cost of all payroll deductions, salaries, commissions, bonuses, deferred compensation and all other related payments made by the Company and the Company Subsidiaries to its employees with respect to their January 24, 1997 payroll and (ii) Buyer or the Surviving Corporation shall pay the Seller $1.0 million toward the Profit Sharing Contribution Payable on or before March 31, 1997. For purposes of the immediately preceding sentence, Buyer agrees to reimburse Seller for the total amount disbursed by the Company and the Company Subsidiaries with respect to the January 24, 1997 payroll on or prior to January 31, 1997. Buyer represents and warrants to Seller that the above two described payments to Seller shall not constitute Subordinated Debt (as such term is defined in the Subordination Agreement dated as of the date hereof between Buyer and its stockholders).

                  (b) No later than January 30, 1997, Seller shall provide to Buyer a certificate executed by a senior accounting officer of Seller (accompanied by reasonable supportive documentation and calculations) (the "Section 4.10 Certificate") showing, on a daily basis, all cash collected by Seller for the account of the Company's and the Company Subsidiaries' United States operations during the period from January 1, 1997 through the Effective Date (excluding the Effective Date) (the "Cash Received") and all cash disbursed by or for the account of the Company's and the Company Subsidiaries' United States operations during the period from January 1, 1997 through the Effective Date (excluding the Effective Date) (the "Cash Disbursed"). Any cash collected by the Company's and the Company Subsidiaries' United States operations before (but not including) the Effective Date which has not been distributed to Seller shall not be included in the Section 4.10 Certificate calculation and shall be for the account of the Surviving Corporation and the Company Subsidiaries to keep. Similarly, any invoices which either have been received by the Company and its Subsidiaries before (but not including) the Effective Date but which have not been received by Seller in Little Rock for processing or have been received by Seller in Little Rock but not processed or paid by Seller before the Effective Date shall not be included in the Section 4.10 Certificate and shall be for the account of the Surviving Corporation and its Subsidiaries to pay. Seller agrees to use its reasonable best efforts to pay all invoices up to the amount of Cash Received.

                  (c) If Cash Received is greater than Cash Disbursed as set forth in the Section 4.10 Certificate, then Seller shall pay this excess to Buyer on the date on which Buyer reimburses Seller for the total amount disbursed by the Company and the Company Subsidiaries with respect to the January 24, 1997 payroll pursuant to subsection (a) above.

                  (d) As of the Effective Date, the intercompany payable due from the Company to Seller shall be converted to capital and the balance shall be reduced to zero.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         5.1. Representations and Warranties of Seller and the Company. Seller and the Company jointly and severally represent and warrant to Buyer and Acquisition Sub as follows, except in each case as set forth in a disclosure schedule attached hereto as Schedule 5.1.

                  (a) Due Organization. The Seller and the Company each is duly incorporated, validly existing and in good standing under the laws of the State of Arkansas and the State of Delaware, respectively. The Company and each Company Subsidiary has the necessary corporate power and authority to own its properties and to carry on its business as now being conducted, is qualified to do business and is in good standing in all jurisdictions in which it is required to be so qualified, and has received all necessary authorizations, consents and approvals of governmental authorities necessary to the ownership of its properties and assets and to the conduct of its business, except where the failure to be so qualified or to have such authorizations, consents and approvals would not have a material adverse effect on the financial condition, operating results, assets or services (a "Material Adverse Effect") of the Seller, the Company and the Company Subsidiaries. Schedule 5.1(a) lists each state in which the Company or any Subsidiary thereof is qualified as a foreign corporation. The Company has delivered to the Buyer complete and correct copies of its Certificate of Incorporation and Bylaws and those of each Company Subsidiary. This Agreement has been, and the Certificate of Merger will be, duly executed by the Company and Seller and constitutes or will constitute, as the case may be, a valid and binding obligation of the Company and Seller, enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity (collectively, "Debtor Relief Laws").

                  (b) Power and Authority and Conflict. Each of the Company and the Seller has the necessary corporate power and authority to enter into and carry out the terms of this Agreement and, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and Seller and the consummation by the Company and the Seller of the transactions contemplated hereby and the Certificate of Merger have been duly authorized by all necessary corporate action on the part of the Company and the Seller (including, without limitation, all necessary corporate action of the stockholders of each of the Company and the Seller). The execution and delivery of this Agreement by the Company and the Seller do not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Certificate of Incorporation or the Bylaws of the Company or the Seller, in each case as amended, or, except as identified on the list attached hereto as
Schedule 5.1(b), violate or require any consent or approval of any governmental authority or any third party under any mortgage, indenture, loan agreement, note, debenture, security agreement, lease, contract, agreement, instrument, order, arbitration award, judgment or decree to which the Company, the Seller or any of their respective Subsidiaries or Parents is a party or by which the Company, the Seller or any of their respective Subsidiaries or Parents is bound.

                  (c) Capital Stock. The Company's authorized, issued, outstanding and reserved capital stock is, as of the date of this Agreement, as set forth on Schedule 5.1(c) hereto, and all of the outstanding shares of its capital stock have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding options, warrants, convertible securities, subscriptions or other rights or agreements providing for the issuance or delivery of any additional shares of capital stock of the Company or obligating the Company to issue, deliver or sell any option, warrant, convertible security, subscription or similar right. Seller is the record and beneficial owner of all of the Company's issued and outstanding stock.

                  (d) Other Interests. Attached hereto as Schedule 5.1(d) is a list true and complete as of the date hereof, which sets forth the name and jurisdiction of incorporation or organization of each Company Subsidiary and the percentage of each class of securities or equity interests of each such Company Subsidiary that is owned by the Company, any Company Subsidiary or any Company Parent. Each Company Parent, the Company, and each Company Subsidiary, as appropriate, own such percentages of each class of securities or equity interests of such Subsidiary, free and clear of all liens, security interests, charges and encumbrances (collectively, "Liens"). All of the issued and outstanding shares of capital stock of each Company Subsidiary are duly authorized and validly issued and are fully paid and non-assessable, and each Company Subsidiary is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. There are no outstanding options, warrants, convertible securities, subscriptions or other rights or agreements providing for the issuance or delivery of any shares of capital stock of any Company Subsidiary, and no authorized but unissued or treasury shares of capital stock of any Company Subsidiary are subject to any existing option, warrant, call or put.

                  (e) Dividends and Distributions. Except as set forth on
Schedule 5.1(e), the Company has not, since December 31, 1995, declared or paid any dividends (whether in cash, stock or other assets of the Company) on its capital stock.

                  (f) Financial Statements. The Company has delivered to Buyer true and complete copies of(i) unaudited balance sheets of the Company and its Subsidiaries as of December 31, 1994 and 1995 and the related unaudited statement of operations for the years then ended, and (ii) an unaudited balance sheet of the Company as of December 31, 1996 (the "Recent Company Balance Sheet"), and the related unaudited statement of operations for the year then ended (collectively the "Company Reports"). Each of the balance sheets included in the Company Reports fairly presents the financial position of the Company and its Subsidiaries as of its date, and each of the statements of operations included in the Company Reports fairly presents the results of operations of the Company and its Subsidiaries for the periods set forth therein (subject to normal year-end adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the period involved (except as otherwise noted in the Company Reports). The parties hereto each agrees and acknowledges that Buyer has informed Seller that after the Effective Date, Buyer plans to restate the balance sheet of the Company in accordance with the adjustments described on the September 30, 1996 draft balance sheet attached hereto as Schedule 5.1(f) (the "Adjustments") and that such Adjustments are being made in accordance with generally accepted accounting principles as recommended by Buyer's accountants based on Buyer's plan to operate the Surviving Corporation and its Subsidiaries after the Effective Date and not because the Company's representations and warranties set forth in the immediately preceding sentence or this Section 5.1 are not true and correct.

                  (g) Due Authorization. The Board of Directors of the Company and Seller have duly authorized this Agreement, the Certificate of Merger, and the transactions contemplated hereby and thereby in accordance with the DGCL (with respect to the Company) and Arkansas law (with respect to the Seller) and the Bylaws of the Company. The Board of Directors of ALLTEL Corporation has duly authorized the Merger and the transactions contemplated hereby in accordance with the DGCL and the bylaws of ALLTEL Corporation.

                  (h) No Ownership of Real Estate; Assets. The Company and each Company Subsidiary (i) do not own any land, buildings or other interests of any kind in any real property (regardless of where located) and (ii) hold an interest as a lessee under the leasehold interests disclosed in Schedule 5.1(j). Except as set forth on Schedule 5.1(h), the Company and the Company Subsidiaries own and have good and marketable title to all of their respective assets and properties used in its business as reflected as owned in the Company Reports, in each case free and clear of any Liens, except for Liens described in the notes to the Company Reports or created by the Buyer and/or the Surviving Corporation.

                  (i) Accounts Receivable. Schedule 5.1(i) sets forth a true and complete list of all accounts receivable of the Company as of the Recent Company Balance Sheet, which includes an aging of sh accounts receivable. All accounts receivable of the Company have arisen from bona fide transactions in the ordinary course of the Company's business and except as set forth on Schedule 5.1(i), to the knowledge of Messrs. Montgomery and Colletti, no payor is contesting or disputing, and the Company has not received any notice in writing or, to the knowledge of Messrs. Montgomery and Colletti, orally of any contest or dispute with respect to, such accounts receivable.

                  (j) Leases. Schedule 5.1(j) sets forth all leases of real property to which the Company and each Subsidiary thereof are a party (the "Real Property Leases"). Schedule 5.1(j) also sets forth all leases of equipment to which either the Company and each Subsidiary are a party that obligate the Company to expend more than $100,000.00 during 1996 (the "Equipment Leases" and, together with the Real Property Leases, the "Leases"). The Company has heretofore delivered to Buyer true and complete copies of all instruments listed on Schedule 5.1(j). Except as set forth on Schedule 5.1(j), all of such leases to which either the Company or any of its Subsidiaries is a party are legal, valid and binding; neither the Company nor, to the best of Seller's and the Company's knowledge, any other party is in default thereunder, nor has any notice of default been received; the Company and each Company Subsidiary has paid in full or accrued all amounts due thereunder as of the Effective Date and the Company's or Company Subsidiary's, as the case may be, interest in the leasehold interest thereunder are free and clear of any and all liens, mortgages, security interests or other encumbrances, except as set forth on
Schedule 5.1(j).

                  (k) Liabilities. The Company has no liabilities of any kind, other than:

                           (i) those set forth, reserved against or described on or in the Recent Company Balance Sheet;

                           (ii) those incurred by the Company in the ordinary course of business since the date of the Recent Company Balance Sheet;

                           (iii) those liabilities not required by generally accepted accounting principles to be set forth on a financial statement or the notes thereto; and

                           (iv) those described or disclosed on, or which may arise out of or with respect to the matters or contracts described or disclosed on, the Schedules to this Agreement, or those which may arise out of or with respect to matters or contracts that would be required to be disclosed on such Schedules but for the limitations on such disclosure contained in the representations and warranties relating to such Schedules.

                  (l) Investigation or Litigation. Except as set forth on
Schedule 5.1(1), there is no pending or, to the best of Seller's and the Company's knowledge, threatened lawsuit or governmental investigation or proceeding against Seller, the Company or any Company Subsidiary, which would, if adversely determined, have (i) a Material Adverse Effect on the Company or any Company Subsidiary or (ii) have a Material Adverse Effect on the ability of the Company or Seller to perform their obligations under this Agreement. There is no outstanding order, injunction, judgment, or decree of any court or government agency against Seller, the Company or any Company Subsidiary which purports to enjoin or restrain the execution, delivery or performance by Seller or the Company of this Agreement or any action taken or to be taken by Seller or the Company pursuant to this Agreement.

                  (m) Arrangements for Compensation or Benefits. Except as set forth on Schedule 5.1(m), neither the Company nor any Company Subsidiary is a party to or bound by any written employment, "change of control", bonus, incentive compensation, deferred compensation, profit sharing, stock option, stock purchase, employee benefit, welfare benefit or other agreement, plan or arrangement providing for compensation or benefits to any employee or any director of the Company or any Company Subsidiary.

                  (n) Employee Benefits. Each "employee benefit plan" and "welfare benefit plan" and any related trusts subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any other material plan or arrangement, to which the Company, any Company Subsidiary or Company Parent or any other trade or business, whether or not incorporated, that would be aggregated with any of the foregoing for any purpose relevant to ERISA or the Code provisions referenced below (a "Company Affiliate") is a party or subject (the "Company Plans"), complies in all material respects in form and operation with the requirements of ERISA and any other applicable statutes, orders, governmental rules and regulations, and there is no material liability with respect to any failure to file any required reports with respect to the Company Plans. Except as set forth on Schedule 5.1(n), there are no actions, suits or claims, other than routine claims for benefits in the ordinary course, with respect to the Company Plans, pending or to the best knowledge of the Company threatened. Neither the Company nor any Company Affiliate is or has been under any obligation to make any payment or contribution to any Multiemployer Plan (as defined in ERISA), and neither the Company nor any Company Affiliate has any accrued or contingent liability under ERISA for any complete or partial withdrawal from any such Multiemployer Plan. Neither the Company nor any Company Affiliate has incurred any material liability for any tax or civil penalty imposed by the Code or ERISA with respect to any Company Plan. With respect to each Company Plan that is a Defined Benefit Plan or a Defined Contribution Plan (in each case, as defined in ERISA) (i) if intended to be tax-qualified, the plan complies in all material respects with the requirements of a "qualified plan" under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) all applicable contributions for all periods ending prior to the Effective Date (including periods from the first day of the then current plan year to the Effective Date) have been made or accrued and reflected on the Company's consolidated financial statements (to the extent required); (iii) all reporting requirements under ERISA and the Code have been satisfied in all material respects; (iv) no Company Plan subject to Title IV of ERISA has been terminated, nor has any proceeding been initiated to terminate any such Company Plan, nor is there any fact, event or circumstance existing with respect to any such Company Plan that is subject to a notice requirement that has not been waived other than the transaction contemplated by this Agreement; (v) no Company Plan has incurred any "accumulated funding deficiency" (as defined in the Code), whether or not waived; and (vi) neither the Company, nor, to the best of Seller's and the Company's knowledge, any administrator or fiduciary of any Company Plan has engaged in any transaction subject to, nor is the Company or any Company Affiliate subject to, any potential material liability under ERISA.

                  (o) Tax Matters. Except as set forth on Schedule 5.1(o), the Company and each Company Subsidiary have timely filed all Tax Returns with respect to Taxes required to have been filed by them to the date hereof, or, in the alternative, have obtained extensions for filing in accordance with established procedures. All such Tax Returns correctly set forth the Tax liability of taxpayers filing such returns or reports as of the dates of their filing. The Company and each of its Subsidiaries have paid all Taxes (including interest and penalties) shown as due on the Tax Returns. Except as set for the
Schedule 5.1(o), no audit is in progress, no extension of time is in force with respect to any date on which any Tax Return was or is to be dated and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax. Except as set forth in Schedule 5.1(o), neither the Company nor its Subsidiaries has agreed to or is required to make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

                  (p) Absence of Certain Changes. Since September 30, 1996, the Company and each Company Subsidiary have conducted their business only in, and have not engaged in any transaction other than according to, the ordinary and usual course of such businesses consistent with past practices and, except as set forth on the list attached hereto as Schedule 5.1 (p), there has not been any Material Adverse Effect on the Company or any Company Subsidiary.

                  (q) Legal and Contractual Compliance. The Company and each Company Subsidiary have complied in all respects with all applicable laws, rules, regulations, and ordinances of any government or governmental agency having jurisdiction, including, without limitation, all Trademark (as defined hereinafter) or Copyright (as defined hereinafter) rules and regulations, zoning and occupational safety laws, any antitrust, trade regulation and trade practices laws, environmental laws and laws relating to employment, except to the extent that the failure to comply with such laws, rules, regulations and ordinances would not have a Material Adverse Effect on the Company or the applicable Company Subsidiary. Except as set forth on Schedule 5.1(q), neither the Company nor any Company Subsidiary is and, to the knowledge of the Company, no other party thereto is, in violation of or in default under any terms or provisions of any mortgage, indenture, loan agreement, note, debenture, security agreement, Lease, license, contract, agreement, instrument, order, arbitration award, judgment or decree, except to the extent that such violation or default would not have a Material Adverse Effect on the Company or the applicable Company Subsidiary.

                  (r) Intellectual Property.

                           (i) Set forth on Schedule 5.1(r) is a correct and complete list of all Company Software, Copyrights, Patents, Trademarks, Internet Assets, Mask Works and other proprietary rights that are necessary for the conduct of the business as presently conducted (collectively, "Intellectual Property") by the Company and each Company Subsidiary. The Company and each Company Subsidiary, as appropriate, own the entire right, title and interest in, or is licensed or otherwise has the right to use, sell, license and dispose of; the Intellectual Property, free and clear of all Liens. Except as set forth in Schedule 5.1(r), neither the Intellectual Property nor the Company's or the Company Subsidiaries' use or licensing thereof infringes upon or violates any Intellectual Property rights of any third party. No claim with respect to the Intellectual Property by or against any employee of the Company or any Company Subsidiary, as the case may be, who has or has had access to any of the Intellectual Property has been made or now exists. Neither the Company nor the Seller is aware of any breach of any confidentiality agreement in favor of the Company or any Company Subsidiary relating to the Intellectual Property by employees or former employees of the Company or the Company Subsidiaries or by third parties which would have a Material Adverse Effect on the Company or the Company Subsidiaries.

                           (ii)  None of the Intellectual Property listed on
         Schedule 5.1(r) is subject to any outstanding writ, order, injunction or decree, and no action, suit, proceeding, hearing, investigation, litigation is pending or to the knowledge of the Company or the Seller, threatened, which challenges the validity, enforceability, use or ownership of the item.

                           (iii) Except as set forth on Schedule 5.1(r), no litigation is pending and no written claim has been made against the Company or any Company Subsidiary or, to the knowledge of the Company or the Seller, is threatened, contesting the right of the Company or any Company Subsidiary to use the Intellectual Property or to sell or license to any third party the Intellectual Property presently sold or licensed to such third party.

                           (iv) The Company and the Company Subsidiaries have not either received any written notice or, to the knowledge of Michael
         E. Montgomery, oral notice from any third party indicating that any other third party is infringing upon or otherwise violating the Intellectual Property rights of the Company or any Company Subsidiary, or sent any written notice or, to the knowledge of Michael E. Montgomery, oral notice to any third party claiming that such third party is infringing upon or otherwise violating the Intellectual Property rights of the Company or any Company Subsidiary. To the knowledge of Michael E. Montgomery, no third party is infringing upon or otherwise violating the Intellectual Property rights of the Company or any Company Subsidiary.

                           (v)   For the purposes of the Agreement, the
         following terms shall have the following meanings:

                           "Company Software" means all of the computer software
products, including, without limitation, source code, object code and documentation of the Company and the Company Subsidiaries (whether or not such software product has been released), but excluding any computer software products under the ADMIT Contract and the IMN Contracts.

                           "Copyrights" means any foreign or United States
copyright registrations and applications for registration thereof, and any non-registered copyrights of the Company and the Company Subsidiaries.

                           "Internet Assets" means any internet domain names and
other computer user identifiers and any rights in and to sites on the Worldwide Web, including right in and to any test, graphics, audio and video files or other code incorporated in such sites, of the Company and the Company Subsidiaries.

                           "Mask Works" means any mask works and registrations
and applications or registrations thereof of the Company and the Company Subsidiaries.

                           "Patents" means any foreign or United States patents
and patent applications, including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdraw or resubmitted of the Company and the Company Subsidiaries.

                           "Trademarks" means any foreign or United States
trademarks, service marks, trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof of the Company and the Company Subsidiaries.

                  (s) Customer Agreements. All licenses, assignments and other agreements (other than nondisclosure agreements) pursuant to which the Company or any Company Subsidiary has made any of the Company Software, equipment or services available to any of its customers are listed on Schedule 5.1(s). Each such license, assignment or other agreement is valid, enforceable and in full force and effect, subject to the terms and conditions of each such license, assignment and other agreement, except as enforcement may be limited by Debtor Relief Laws; neither the Company nor any Subsidiary thereof is and, to the knowledge of the Company, no other party thereto is, in default thereunder where the effect of such default would have a Material Adverse Effect on the Company or the applicable Company Subsidiary; no event has occurred which, with the passage of time or the giving of notice, would result in a default (where such default would have a Material Adverse Effect) by the Company, or any Company Subsidiary. The relationships of the Company and the Company Subsidiaries with its customers are good commercial working relationships and, except as set forth on the Schedule 5.1(s), as of the date of the Agreement, no person has threatened in writing or, to the knowledge of Messrs. Montgomery and Sutphin, orally to cancel or otherwise terminate the relationship of such person with the Company or any of the Company Subsidiaries.

                  (t) Governmental Licenses. Set forth on Schedule 5.1(t) is a true and complete list of all licenses, permits, certificates, franchises, ordinances, registrations or other rights, applications and authorizations filed with, granted or issued by or entered by any governmental agency or authority that are currently held by the Company or any of its Subsidiaries (collectively, "Licenses"). The Company or its Subsidiary is the exclusive holder of the Licenses identified on Schedule 5.1(t). The Licenses are in full force and effect and are not subject to any restrictions or conditions that would have a Material Adverse Effect on the Company or any of its Subsidiaries. All of such Licenses are necessary for the reasonable conduct of the business of the Company and the Company Subsidiaries and neither the Seller nor the Company has been informed in writing or received written notice that the Company or any Company Subsidiary is required to obtain any additional License to conduct its business.

                  (u) Brokers or Finders. Except as set forth on Schedule 5.1(u), neither the Seller, the Company nor any of its Subsidiaries has incurred any liability for any brokerage fees, commissions, finders' fees or similar fees or expenses in connection with this Agreement or the transactions contemplated hereby.

                  (v) Questionable Payments. Neither Seller, the Company, any of the Company Subsidiaries, nor to the best of Seller's and the Company's knowledge, any of their respective present respective directors, officers or employees or any other person associated with or acting on behalf of the Company or any of its Subsidiaries has, directly or indirectly (i) used any of the Company's or any of its Subsidiaries' funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to government officials or employees or to political parties or campaigns; (iii) established or maintained any unlawful or unrecorded fund of monies or other assets; (iv) made any false or fictitious entry on the books or records of the Company or any of its Subsidiaries; (v) made any bribe, rebate, payoff influence payment, kickback or other unlawful payment; or (vi) made any bribe or other payment of a similar or comparable nature to any person or entity, private or public, regardless of form, to obtain favorable treatment in securing business or to obtain special concessions or treatment.

                  (w) Contracts. Except as set forth on Schedules 5.1 (j), 5.1(s) and 5.1(w), there are no written or, to the knowledge of the Executive Group, oral contracts, licenses, commitments or undertakings, with which the Company or any Company Subsidiary is bound which will be in effect after the Effective Date:

                           (i) extending for a period of longer than 12 months,

                           (ii) involving expenditures or receipts in excess of $100,000 per year, or

                           (iii) relating to the borrowing of money or guaranteeing of any obligation for borrowed money.

All of the contracts, licenses, commitments or undertakings identified on
Schedule 5.1(w) are valid, enforceable and in full force and effect, except as enforcement may be limited by Debtor Relief

Laws; each of the Company and each Company Subsidiary that is a party thereto has paid in full or accrued all applicable amounts due thereunder. Neither the Company nor any Subsidiary thereof, nor any other party thereto, is in default thereunder where the effect of such default would have a Material Adverse Effect on the Company or the applicable Company Subsidiary; and no event has occurred which, with the passage of time or the giving of notice, would result in a default (where such default would have a Material Adverse Effect on the Company or the applicable Subsidiary) by the Company, any Company Subsidiary or any other party thereto; and are not subject to any restrictions or conditions that would have a Material Adverse Effect on the business of the Company or any of its Subsidiaries as presently conducted.

                  (x) Investment Intent. Seller understands that the Series C Preferred Stock and the Series D Preferred Stock to be received from Buyer in the Merger has not been registered under the Securities Act of 1933, as amended (the "Act"), in reliance upon exemptions contained in the Act or interpretations thereof, and cannot be offered for sale, sold or otherwise transferred unless such Preferred Stock subsequently is so registered or qualified for exemption from registration under the Act. Such Preferred Stock is being acquired under this Agreement by Seller in good faith solely for its own account, for investment and not with a view toward resale or other distribution within the meaning of the Act. Such Preferred Stock will not be offered for sale, sold or otherwise transferred by Seller without either registration or exemption under the Act and applicable state securities laws. Seller has such knowledge and experience in financial and business matters that Seller is capable of evaluating the merits and risks of Seller's investment in the Preferred Stock. Seller has had the opportunity to review financial and other materials of Buyer and to ask questions and obtain information from officers of Buyer. Seller understands and is able to bear any economic risks associated with such investment (including the necessity of holding such Preferred Stock for an indefinite period of time, inasmuch as such Preferred Stock has not been registered under the Act). The Seller agrees to the imprinting, so long as required by law, of a legend on certificates representing its Series C Preferred Stock, Series D Preferred Stock and shares of common stock issuable upon conversion of its Series D Preferred Stock, to the following effects:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS OR PURSUANT TO A WRITTEN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A "TRANSFER") AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THE CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE AMENDED

         AND RESTATED STOCKHOLDERS AGREEMENT, DATED JANUARY 24, 1997, AMONG ECLIPSYS CORPORATION, PARTNERS HEALTHCARE SYSTEM, INC., GENERAL ATLANTIC PARTNERS 38, L.P., GENERAL ATLANTIC PARTNERS 28, L.P., GAP COINVESTMENT PARTNERS, L.P., HARVEY J. WILSON, WILFAM LTD., ALLTEL INFORMATION SERVICES, INC., FIRST UNION CORPORATION, BT INVESTMENT PARTNERS, INC., BREAN MURRAY ASSOCIATES IHS L.P., GERALD MANOLOVICI, ST. PAUL VENTURE CAPITAL IV, L.L.C. AND PETER KARMANOS, JR., A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT.

                  (y) Outstanding Borrowing. Schedule 5.1(y) sets forth (i) the amount of all indebtedness of the Company and each Company Subsidiary, (ii) the Liens that relate to such indebtedness and that encumber the assets of the Company and each Company Subsidiary and (iii) the name of each lender thereof.

                  (z) Insurance. The Company and its Subsidiaries are covered by insurance policies reasonably sufficient for all applicable requirements of law and provide insurance in such amounts and against such risks as the Company believes is reasonably customary for companies engaged in its business.

         5.2. Representations and Warranties of Buyer. Buyer and Acquisition Sub jointly and severally represent and warrant to the Company and Seller as follows, except in each case as set forth in a disclosure schedule attached hereto as Schedule 5.2.

                  (a) Due Organization. Buyer and Acquisition Sub each is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has the necessary corporate power and authority to own its properties and to carry on its business as it is now being conducted, is qualified to do business and is in good standing in all jurisdictions in which it is required to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect on the Buyer or Acquisition Sub, as the case may be. This Agreement has been, and the Certificate of Merger will be, duly executed by Buyer and Acquisition Sub, and constitutes or will constitute, as the case may be, a valid and binding obligation of Buyer and Acquisition Sub enforceable against each of them in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws.

                  (b) Power and Authority; Conflict. Buyer and Acquisition Sub each has the necessary corporate power and authority to enter into and carry out the terms of this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Certificate of Merger by Buyer and Acquisition Sub and the consummation by

Buyer and Acquisition Sub of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer and Acquisition Sub (including, without limitation, all necessary corporate action of the stockholders of each of the Buyer and the Acquisition Sub). The execution and delivery of this Agreement by Buyer and Acquisition Sub do not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Certificate of Incorporation or the Bylaws of Buyer or Acquisition Sub in each case as amended, and will not violate or require any consent or approval of (other than the filing of a notification and report form with the Federal Trade Commission and the Antitrust Division of the Justice Department under the HSR Act in accordance with Section 4.8 hereof) any government authority or of any third party under any mortgage, indenture, loan, agreement, note, debenture, security agreement, lease, contract, agreement, instrument, order, arbitration award, judgment or decree to which Buyer is a party or by which Buyer is bound.

                  (c) Capitalization. At the Effective Time, after giving effect to the transactions contemplated by this Agreement and the Preferred Stock and Warrant Purchase Agreement, dated the date hereof (the "Preferred Stock Agreement"), among Buyer, General Atlantic Partners 38, L.P. ("GAP LP"), General Atlantic Partners 28, L.P. ("GAP 28"), GAP Coinvestment Partners, L.P., ("GAP Coinvestment"), First Union Corporation ("FUCP"), BT Investment Partners, Inc. ("BT"), Wilfam Ltd. ("Wilfam"), Brean Murray Associates IHS, L.P. ("Brean Murray"), Gerald Manolovici ("Manolovici"), St. Paul Venture Capital IV, L.L.C. ("St. Paul"), Peter Karmanos, Jr. ("Karmanos") and Seller, the authorized capital stock of Buyer consists of (i) 30,000,000 shares, par value $.0l per share, of Common Stock of Buyer (the "Class A Common Stock"), of which 3,626,667 shares are issued and outstanding, (ii) 3,000,000 shares, par value $.01 per share, of Non-Voting Common Stock of Buyer (the "Class B Common Stock"), of which no shares are issued and outstanding, (iii) 30,000 shares, par value $.01 per share, of Series B 8.5% Cumulative Redeemable Preferred Stock of Buyer (the "Series B Preferred Stock"), all of which are outstanding and issued to FUCP and BT, (iv) 25,000 shares of Series C Preferred Stock, of which 20,000 shares are outstanding and issued to Seller, (v) 7,200,000 shares of Series D Preferred Stock, of which 7,058,786 shares are outstanding and issued to GAP LP, GAP Coinvestment, Wilfam, Brean Murray, Manolovici, St. Paul, Karmanos and Seller,
(vi) 920,000 shares, par value $.01 per share, of Series B Convertible Preferred Stock of Buyer, of which 896,431 shares are outstanding and issued to FUCP and BT, (vii) 1,530,000 shares, par value S.01 per share, of Series F Convertible Preferred Stock of Buyer (the "Series F Preferred Stock"), of which 1,478,097 shares shall be outstanding and issued to GAP 28, GAP Coinvestment, Brean Murray and Manolovici and (viii) 2,000,000 shares, par value $.01 per share, of undesignated preferred stock of Buyer, of which 1,000,000 shares were previously designated as Series A Preferred Stock and issued to GAP 28, GAP Coinvestment, Brean Murray and Manolovici and have been retired in accordance with the Certificate of Incorporation of Buyer upon the exchange of shares of Series A Preferred Stock for shares of Series F Preferred Stock as more fully described in Section 2.6 of the Preferred Stock Agreement. Schedule 5.2(c) sets forth a true and complete list of the stockholders of the Buyer and, opposite the name of each stockholder, the amount of all outstanding capital stock and common stock equivalents owned by such stockholder. Buyer has reserved (1) an aggregate of 7,058,786 shares of Class A Common Stock for issuance upon conversion of the Series D Preferred Stock, (2) an aggregate of 2,696,146 shares of Class A Common Stock for issuance upon conversion of the

Class B Common Stock, (3) an aggregate of 896,431 shares of Class B Common Stock for issuance upon conversion of the Series B Preferred Stock, (4) an aggregate of 1,478,097 shares of Class A Common Stock for issuance upon conversion of the Series F Preferred Stock and (5) an aggregate of 1,799,715 shares of Class B Common Stock for issuance upon exercise of certain warrants issued to FUCP and BT pursuant to the Preferred Stock Agreement. Except as set forth on Schedule 5.2(c), there are no other options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire (i) any authorized but unissued, unauthorized or treasury shares of Buyer's capital stock, (ii) any common stock equivalents or
(iii) other securities of Buyer. The Series C Preferred Stock and the Series D Preferred Stock are duly authorized, and on the Effective Date, will be validly issued, fully paid and nonassessable and will be issued in compliance with the registration and qualification requirements of all applicable federal and Arkansas securities laws. The shares of Class A Common Stock issuable upon conversion of the Series D Preferred are duly authorized and, when issued in compliance with the provisions of the Amended and Restated Certificate of Incorporation of Buyer, will be validly issued, fully paid and nonassessable.

                  (d) Other Interests. Buyer owns all of the issued and outstanding capital stock of Acquisition Sub, free and clear of all Liens. Acquisition Sub is Buyer's only Subsidiary. All of the issued and outstanding shares of capital stock of Acquisition Sub are duly authorized and validly issued and are fully paid and non-assessable. There are no outstanding options, warrants, convertible securities, subscriptions or other rights or agreements providing for the issuance or delivery of any shares of capital stock of any Acquisition Sub, and no authorized but unissued treasury shares of capital stock of any Acquisition Sub are subject to any existing option, warranty, call or put.

                  (e) Due Authorization. The Board of Directors of Buyer and Acquisition Sub have duly authorized this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby in accordance with the DGCL and the Bylaws of Buyer and Acquisition Sub.

                  (f) No Litigation. Except as set forth on Schedule 5.2(f), there is no pending or, to the best of Buyer's or Acquisition Sub's knowledge, threatened lawsuit or governmental investigation or proceeding against Buyer or Acquisition Sub which would if adversely determined (i) have a Material Adverse Effect on Buyer or any Buyer Subsidiary or (ii) have a Material Adverse Effect on the ability of Buyer or Acquisition Sub to perform their obligations under this Agreement. There is no outstanding order, injunction, judgment, or decree of any court or governmental agency against Buyer or Acquisition Sub which purports to enjoin or restrain the execution, delivery or performance by Buyer or Acquisition Sub of this Agreement, or any action taken or to be taken by Buyer or Acquisition Sub pursuant to this Agreement.

                  (g) Brokers or Finders. Neither the Buyer nor Acquisition Sub has incurred any liability for any brokerage fees, commissions, finders' fees or similar fees or expenses in connection with this Agreement or the transactions contemplated hereby. General Atlantic Partners, LLC is not receiving from the Buyer or Acquisition Sub a brokerage fee or commission in connection with this transaction.

                  (h) Acquisition Sub. Other than the actions referred to in this Agreement, Acquisition Sub has taken no other action and conducted no other business and owns no other assets or incurred no other liabilities or obligations.

         5.3. No Other Representations and Warranties by the Company and Seller, Etc.

                  (a) NO ADDITIONAL REPRESENTATIONS OR WARRANTIES. EXCEPT AS PROVIDED IN SECTION 5.1(a) THROUGH 5.1(z), EACH OF SELLER, THE COMPANY, AND THE COMPANY SUBSIDIARIES IS MAKING NO REPRESENTATION OR WARRANTY OF ANY KIND EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSES AND ANY WARRANTIES PROVIDED UNDER APPLICABLE ENVIRONMENTAL LAWS IN CONNECTION WITH THIS AGREEMENT, SELLER (INCLUDING THE ASSETS AND BUSINESS THEREOF), THE COMPANY (INCLUDING THE ASSETS AND BUSINESS THEREOF) THE COMPANY SUBSIDIARIES,(INCLUDING THE ASSETS AND BUSINESS THEREOF), AND BUYER AGREES AND ACKNOWLEDGES THAT ALL SUCH REPRESENTATIONS AND WARRANTIES ARE EXCLUDED AND DISCLAIMED.

                  (b) Without limiting the generality of the foregoing, but subject to the express representations and warranties made by the Company and Seller in Section 5.1, neither the Company nor Seller makes any representation and warranty to Buyer with respect to:

                           (i) Any projections, estimates or budgets heretofore delivered to or made available to Buyer of future revenues, future expenses or future expenditures, future results of operations (or any component thereof) or future financial condition (or any component thereof) of the Company or its Subsidiaries or the business and operations of the Company or its Subsidiaries; or

                           (ii) Any other information or documents made available to Buyer with respect to the Company or the business and operations of the Company, except to the extent that such information or documents is set forth, listed, disclosed or described on, or attached to, any Schedule hereto.

         5.4. No Other Representations and Warranties by Buyer and Acquisition Sub.

                  (a) NO ADDITIONAL REPRESENTATIONS OR WARRANTIES. EXCEPT AS PROVIDED IN SECTION 5.2(a) THROUGH 5.2(h), EACH OF BUYER AND ACQUISITION SUB IS MAKING NO REPRESENTATION OR WARRANTY OF ANY KIND EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSES AND ANY WARRANTIES PROVIDED UNDER APPLICABLE ENVIRONMENTAL LAWS IN CONNECTION WITH THIS AGREEMENT, BUYER (INCLUDING THE ASSETS AND BUSINESS THEREOF), AND ACQUISITION SUB,

(INCLUDING THE ASSETS AND BUSINESS THEREOF), AND THE COMPANY AND SELLER EACH AGREE AND ACKNOWLEDGES THAT ALL SUCH REPRESENTATIONS AND WARRANTIES ARE EXCLUDED AND DISCLAIMED.

                  (b) Without limiting the generality of the foregoing, but subject to the express representations and warranties made by Buyer in Section 5.2, Buyer makes no representation and warranty to the Company and Seller with respect to:

                           (i) Any projections, estimates or budgets heretofore delivered to or made available to the Company and Seller of future revenues, future expenses or future expenditures, future results of operations (or any component thereof) or future financial condition (or any component thereof) of Buyer or the Surviving Corporation and its Subsidiaries or the business and operations of Buyer or the Surviving Corporation and its Subsidiaries; or

                           (ii) Any other information or documents made available to the Company and Seller with respect to Buyer or the business and operations of Buyer except to the extent that such information or documents is set forth, listed, disclosed or described on, or attached to, any Schedule hereto.


                                   ARTICLE VI

                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                            OF SELLER AND THE COMPANY

         The obligations of Seller and of the Company to effect the Merger are subject to and shall be conditioned upon the satisfaction, or waiver (in whole or in part) in writing by Seller and the Company, of each of the following conditions:

         6.1. Representations and Warranties True. The representations and warranties of Buyer and Acquisition Sub contained in Section 5.2 hereof shall be true and correct in all material respects on and as of the Effective Date, except insofar as any of those representations and warranties relate solely to a particular date or period, in which case they shall be true and correct in all material respects on and as of the Effective Date with respect to such date or period.

         6.2. Performance of Obligations and Agreements. Buyer and Acquisition Sub shall have performed in all material respects all of its obligations and agreements and fulfilled all conditions contained in this Agreement to be performed or complied with by it on or before the Effective Date.

         6.3. Resolutions of Buyer. Buyer shall have delivered to Seller and the Company copies of the resolutions of the Board of Directors and stockholders holding the requisite number of shares of Buyer, authorizing and approving the execution of this Agreement, the Certificate of Merger, and the consummation of the transactions contemplated hereby, certified as true and correct on the Effective Date by its Secretary or an Assistant Secretary of Buyer.

         6.4. Resolutions of Acquisition Sub. Acquisition Sub shall have delivered to Seller and the Company copies of the resolutions of the Board of Directors and stockholders of Acquisition Sub holding the requisite number of shares of Acquisition Sub, authorizing and approving the execution of this Agreement, the Certificate of Merger, and the consummation of the transactions contemplated thereby, certified as true and correct on the Effective Date by its Secretary or Assistant Secretary of Acquisition Sub.

         6.5. No Casualty. Prior to the Effective Date, there shall not have occurred any fire, flood, hurricane or other casualty to any of the facilities of Buyer or any of its Subsidiaries (whether or not insured) as a result of which Buyer's or any of its Subsidiaries' ability to conduct its operations is materially diminished.

         6.6. Closing Certificate. Each of Buyer and Acquisition Sub shall have delivered to Seller and the Company (a) a certificate in form and substance reasonably satisfactory to the Seller and the Company dated as of the Effective Date and signed by its President or a Vice President, certifying as to the matters set forth in Sections 6.1 and 6.2, and (b) a certificate of the Secretary or an Assistant Secretary of each of Buyer and Acquisition Sub certifying as to the incumbency of the officers of Buyer and Acquisition Sub.

         6.7. No Litigation. No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any governmental authority against the Buyer or Acquisition Sub, which would, if adversely and finally determined, (a) have a Material Adverse Effect on the Buyer or Acquisition Sub or (b) have a Material Adverse Effect on the ability of the Buyer or Acquisition Sub to perform its obligations under this Agreement and to effect the Merger.

         6.8. Preferred Stock and Warrant Purchase Agreement. On the date hereof, Buyer, GAP LP, GAP 28, GAP Coinvestment, FUCP, BT, Wilfam, Brean Murray, Manolovici, St. Paul and Karmanos shall have executed and delivered the Preferred Stock Agreement, and such Preferred Stock Agreement shall be in full force and effect with no defaults thereunder.


                                   ARTICLE VII

              CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER AND
                                 ACQUISITION SUB

         The obligations of Buyer and Acquisition Sub to effect the Merger are subject to and shall be conditioned upon the satisfaction, or waiver (in whole or in part) in writing by Buyer and Acquisition Sub, of each of the following conditions:

         7.1. Representations and Warranties True. The representations and warranties of the Company and Seller contained in Section 5.1 shall be true and correct in all material respects on and as of the Effective Date, and except insofar as any of those representations and warranties relate solely to a particular date or period, in which case they shall be true and correct in all material respects on and as of the Effective Date with respect to such date or period.

         7.2. Performance of Obligations and Agreements. The Company and Seller each shall have performed in all material respects all of their respective obligations and agreements and fulfilled all conditions contained in this Agreement to be performed or complied with by it on or before the Effective Date.

         7.3. Resolutions. The Company shall have delivered to Buyer and Acquisition Sub copies of the resolutions of the Company's Board of Directors and resolutions of the Company's stockholders and resolutions of the Board of Directors and stockholders of Seller authorizing and approving the execution of this Agreement, the Certificate of Merger and the consummation of the transactions contemplated hereby, certified as true and correct on the Effective Date by its Secretary or an Assistant Secretary of the Company (in the case of resolutions delivered by the Company) and the Seller (in the case of resolutions delivered by the Seller).

         7.4. No Casualty. Prior to the Effective Date, there shall not have occurred any fire, flood, hurricane or other casualty to any of the facilities of the Company or any of its Subsidiaries (whether or not insured) as a result of which the Company's or any of its Subsidiaries' ability to conduct its operations is materially diminished.

         7.5. Closing Certificate. Each of Seller and the Company shall have delivered to Buyer and Acquisition Sub (a) a certificate, in form and substance reasonably satisfactory to Buyer and Acquisition Sub, dated as of the Effective Date and signed on its behalf by its President or a Vice President, certifying as to the matters set forth in Sections 7.1 and 7.2 and (b) a certificate of the Secretary or an Assistant Secretary of each of Seller and the Company certifying as to the incumbency of the officers of Seller and the Company.

         7.6. No Litigation. No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any governmental authority against the Company or Seller, which would, if adversely and finally determined, (a) have a Material Adverse Effect on the Company or the Company Subsidiaries or (b) have a Material Adverse Effect on the ability of the Company or Seller to perform its obligations under this Agreement and to effect the Merger.

                                  ARTICLE VIII

                         RECIPROCAL CONDITIONS PRECEDENT

         The obligations of each of Seller and the Company and each of Buyer and Acquisition Sub to effect the Merger are subject to and shall be conditioned upon the satisfaction, or waiver (in whole or in part) in writing by the Company, Seller, Buyer, and Acquisition Sub of each of the following conditions prior to the Effective Date:

         8.1. No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction prohibiting the consummation of the transactions contemplated by this Agreement (each party agreeing to use its reasonable best efforts, including appeals to higher courts, to have any such order, injunction, legal restraint or prohibition set aside or lifted), and no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency or regulatory body having jurisdiction that would prevent the consummation of the Merger.

         8.2. Amended and Restated Certificate of Incorporation of Buyer. Buyer shall have filed and the Delaware Secretary of State shall have accepted Buyer's Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit B, and such Amended and Restated Certificate of Incorporation shall not have been further amended.

         8.3. Registration Rights Agreement. On the Effective Date, Buyer and Seller shall have executed and delivered the Registration Rights Agreement, in the form attached hereto as Exhibit C, and such Registration Rights Agreement shall be in full force and effect with no defaults thereunder.

         8.4. Stockholders Agreement. On the Effective Date, Buyer and Seller shall have executed and delivered a Stockholders Agreement of Buyer, in the form attached hereto as Exhibit D, and such Stockholders Agreement shall be in full force and effect with no defaults thereunder.

         8.5. Management and Services Agreement. On the Effective Date, Buyer and Seller shall have executed and delivered a Management and Services Agreement (the "Services Agreement"), in the form attached hereto as Exhibit E, and such Services Agreement shall be in full force and effect with no defaults thereunder.

         8.6. HSR. The parties shall have received confirmation or notice that all waiting periods under the HSR Act with respect to the filing contemplated by
Section 4.5 shall have terminated or expired by their own terms.


                                   ARTICLE IX

                                   AMENDMENTS

         Subject to applicable law, this Agreement may be amended in any respect by an instrument in writing authorized by Seller, the Company, the Buyer and Acquisition Sub.

                                    ARTICLE X

                          SURVIVAL AND INDEMNIFICATION

         10.1. Survival. All representations and warranties contained in this Agreement shall survive the Effective Date until December 31, 1997, except that the representations and warranties contained in (i) Section 5.1(c), (u), and
(x), Sections 5.2(c), and (g), Section 5.3 and Section 5.4 shall survive the Effective Date, without limitation as to time, and (ii) with respect to any claim based upon, arising out of; or otherwise in respect of; any inaccuracy in or any breach of any representation or warranty of Seller contained in this Agreement related to Taxes (a "Tax Claim"), on the later of (x) the date upon which the liability to which any such Tax Claim may relate is barred by all applicable statutes of limitation or (y) the date upon which any claim for refund or credit related to such Tax Claim is barred by all applicable statutes of limitations.

         10.2. Seller Indemnification. Subject to the provisions of this Article X, Seller agrees to indemnify, defend, and hold harmless Buyer, Acquisition Sub, the Surviving Corporation and its Subsidiaries and each of their respective officers, directors, employees, and affiliates (the "Buyer Indemnitees") against and in respect of:

                           (i) Any and all loss, cost, liability, claim (including any claim brought through a derivative action by an person claiming through or in ALLTEL Corporation's name) and expense (including, without limitation, reasonable attorneys' fees and costs incurred by the Buyer Indemnitees in any action between the indemnifying party and the Buyer Indemnitees or between the Buyer Indemnitees and any third party) resulting from, relating to, or arising out of (1) any breach of the representations and warranties on the part of Seller or the Company made in this Agreement; (2) any breach of any agreement, covenant, or obligation on the part of Seller or the Company made in this Agreement or in any certificate or document delivered by Seller or the Company under this Agreement; and (3) all of the matters set forth on Schedule 5.1(1).

                           (ii) Any and all Taxes due or payable by (1) the Company, the Company Subsidiaries or any member of any affiliated group, within the meaning of Section 1504 of the Code or any comparable provision of state, local or foreign law, of which the Company or any Company Subsidiary is or has been a member (the "Affiliated Groups") for any taxable year or tax period ending on or prior to the Effective Date other than Assumed Taxes, and (2) any member of the Affiliated Groups (other than the Company and the Company Subsidiaries) for any taxable year or tax period. Taxes for which Seller and the Company shall be liable pursuant to the preceding sentence shall include, without limitation, any liability for Taxes that arises because the Company and/or the Company Subsidiaries cease on the Effective Date to be a member of the Affiliated Groups of which they had been members.

                           (iii) Any and all loss, cost, liability and expense (including, without limitation, reasonable attorneys' fees and costs) resulting from, relating to or arising out of any Tax sharing agreement to which the Company and/or a Company Subsidiary is or has been a party prior to the Effective Date.

                           (iv) Any and all loss, cost, liability, claim (including any claim brought through a derivative action by an person claiming through or in ALLTEL Corporation's name) and expense (including, without limitation, reasonable attorneys' fees and costs incurred by the Buyer Indemnitees in any action between the indemnifying party and the Buyer Indemnitees or between the Buyer Indemnitees and any third party) resulting from, relating to, or arising out of the ADMIT Contract and the IMN Contracts, including, without limitation, any breach of any representation, warranty, covenant or obligation therein.

         10.3. Buyer Indemnification. Subject to the provisions of this Article X, Buyer, Acquisition Sub, the Surviving Corporation and its Subsidiaries, jointly and severally, agree to indemnify, defend, and hold harmless Seller and each of the Seller's officers, directors, employees, and affiliates (the "Company Indemnitees") against and in respect of:

                           (i) Any and all loss, cost, liability claim and expense (including, without limitation, reasonable attorneys' fees and costs) incurred by the Company Indemnitees in any action between the indemnifying party and the Company Indemnitees or between the Company Indemnitees and any third party resulting from, relating to or arising out of any breach of(1) the representations or warranties on the part of Buyer made under this Agreement; and (2) any agreement, covenant, or obligation on the part of Buyer or Acquisition Sub made in this Agreement or in any certificate or document delivered by Buyer or Acquisition Sub under this Agreement.

                           (ii) Any and all loss, cost, liability claim of expense (including without limitation, reasonable attorneys' fees and costs) incurred by the Company Indemnities resulting from, relating to or arising out of Seller's guaranty obligations under the guaranty agreements set forth on Schedule 5.1(b) based on any actions or inactions of the Surviving Corporation or its Subsidiaries after the Effective Date.

         10.4. Indemnification Procedure.

                  (a) If a Buyer Indemnitee or a Company Indemnitee, as the case may be, entitled to assert a claim for breach of a representation, warranty, agreement, covenant or obligation contained in this Agreement (an "Indemnitee") receives notice of the assertion by a third party of any claim or of the commencement by any such person of any investigation, action or proceeding (a "Third Party Claim") with respect to which another party hereto (an "Indemnifying Party") may have liability based on a breach of a representation, warranty, agreement, covenant or obligation contained in this Agreement, the Indemnitee shall give the Indemnifying Party prompt notice thereof after receipt of such notice of such Third Party Claim in reasonable detail and shall indicate the amount (estimated if necessary) of the damage that has been or may be sustained by the Indemnitee. The receipt of such notice shall be a condition precedent to any liability of the

Indemnifying Party for any Third Party Claim under the provisions contained in this Agreement; provided, however, that the rights of the Indemnitee to be indemnified or compensated hereunder in respect of any Third Party Claim will only be affected by its failure to give prompt notice to the Indemnifying Party of such Third Party Claim if and to the extent that such failure prejudices that Indemnifying Party in the defense of such Third Party Claim.

                  (b) If the Indemnifying Party elects to compromise or defend such Third Party Claim, it shall do so at its own expense with counsel reasonably satisfactory to the Indemnitee, and it shall within ten (10) business days notify the Indemnitee of its intent to do so, it shall consult with the Indemnitee and keep the Indemnitee informed as to matters concerning such Third Party Claim during the course of such compromise or defense and the Indemnitee shall cooperate, at the expense (including, without limitation, out-of-pocket expenses and reasonable attorneys' fees) of the Indemnifying Party, in the compromise of; or defense against, such Third Party Claim; provided, however, that the Indemnitee may, at its own expense, retain separate counsel to participate in its defense at the Indemnitee's own expense. Notwithstanding the foregoing, in any Third Party Claim in which both the Indemnifying Party, on the one hand, and the Indemnitee, on the other hand, are, or are reasonably likely to become, a party, the Indemnitee shall have the right to employ separate counsel at its own expense and to control its own defense of such Third Party Claim.

                  (c) If the Indemnifying Party elects not to compromise or defend against the Third Party Claim, or fails to notice the Indemnitee of its election as herein provided or fails to defend any such Third Party Claim, the Indemnitee may pay (without prejudice of any of its rights as against the Indemnifying Party), compromise or defend such Third Party Claim The Indemnifying Party shall give the Indemnitee thirty (30) days notice of its intent to cease defending the Indemnitee with respect to such Third Party Claim and the Indemnitee shall be fully indemnified hereunder for any additional damages suffered by the Indemnitee.

                  (d) The Indemnifying Party may not settle, compromise or consent to the entry of any judgment with respect to any pending or threatened Third Party Claim unless such settlement, compromise or consent includes an unconditional release of the Indemnitee from all liability arising out of or that may arise out of such Third Party Claim.

                  (e) Any claim which does not result from a Third Party Claim shall be asserted by written notice given by the party claiming indemnity to the party from which indemnity is claimed.

                  (f) In connection with the obligation of the Indemnifying Party to indemnifying for expenses as set forth above, the Indemnifying Party shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnitee for all such expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnitee in any action between the Indemnifying Party and the Indemnitee or between the Indemnitee and any third party or otherwise) as they are incurred by such Indemnitee; provided, however, that if such expenses arise out of any Third Party Claim commenced by the Indemnitee, the Indemnifying

Party shall reimburse such Indemnitee for all such expenses only (1) after the final resolution or disposition of such Third Party Claim and (2) if such Indemnitee prevails in such Third Party Claim; provided further, that the Indemnifying Party shall not be liable for the fees, disbursements and charges of more than one counsel to all Indemnitees; and provided further, that if an Indemnitee is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Losses in questions primarily from the misconduct or negligence of such Indemnitee.

                  (g) If and to the extent that such indemnification is unenforceable for any reason, the Indemnifying Party shall make contribution to the payment and satisfaction of such Losses to the extent permissible under applicable laws, but not otherwise greater than provided for herein.

                  (h) To the extent the matter which serves as the basis for a claim hereunder may be covered by insurance carriers under applicable insurance policies covering such matter, the indemnitee shall use its reasonable best efforts to seek recovery in good faith for such matter from such insurers. Notwithstanding the foregoing, the Indemnitee shall not be obligated to exhaust its remedies against such insurance carriers in the event such carriers fail to accept responsibility for such matter and the Indemnitee shall be able to fully assert its rights of indemnification against the Indemnifying Party hereunder; provided, that in such event the Indemnitee shall assign its right of recovery with respect to such matter against such insurance carrier to the Indemnifying Party. Any claim hereunder shall be reduced by the amounts actually recovered by the Indemnitee from its insurance carriers and any amounts recovered by the Indemnitee subsequent to the payment by the Indemnifying Party with respect to the same claim shall be remitted to the Indemnifying Party; provided, that such remittance shall not exceed the amount of such indemnification payment by the Indemnifying Party.

         10.5. Indemnification as Sole Remedy. The parties agree that, except as specifically provided in Section 13.8 and Article XII, the indemnification provided in this Article X is the sole and exclusive remedy available to the parties hereto for any claims arising under this Agreement and for the transaction contemplated thereby, regardless whether a remedy otherwise would have been sought on the basis of contract, quasi-contract, tort, strict liability, or absolute liability (whether statutory or common law) and regardless whether or to that extent any statute or common law rule (including, without limitation, under any of the environmental laws) permits the waiver or exclusion thereof in the case of any party to this Agreement or its successors or assigns.

         10.6. Indemnification Limitations. Notwithstanding the foregoing provisions of this Article X and the other provisions of this Agreement, Seller shall not be obligated to indemnify any one or more of the Buyer Indemnitees under Section 10.2(i) and Buyer, Acquisition Sub, the Surviving Corporation and its Subsidiaries shall not be obligated to indemnify any one or more of the Company Indemnitees under Section 10.3(i) unless, until, and then only to the extent that the losses, costs, liabilities, claims, and expenses (including, without limitation, reasonable attorneys' fees and costs) with respect to which indemnification is sought by all Buyer Indemnitees or by all Company Indemnitees, as the case may be, exceed in the aggregate $1,000,000.00 (the "Basket

Amount") whereupon the Indemnifying Party shall be obligated to pay in full all amounts for indemnification, including the Basket Amount; provided, however, that in no event shall the aggregate amounts for indemnification under this
Article X exceed $13,000,000.00 in the aggregate; provided further, that the obligation of Seller to indemnify the Buyer Indemnitees with respect to a breach of Section 4.7 shall not be subject to the Basket Amount; and provided further, that the indemnification obligations of Seller under Section 4.2(d) and the foregoing indemnification obligations of Seller under Section 10.2(i) with respect to a breach of Sections 5.1(c), (u), and (x) shall not be limited by this Section 10.6 and of Buyer, Acquisition Sub, the Surviving Corporation and its Subsidiaries under Section 10.3(i) with respect to a breach of Sections 5.2(c) and (g) shall not be limited by this Section 10.6. In the event of any breach of a representation and warranty that is qualified by materiality, the full amount of the appropriate party's losses, costs, liabilities, claims and expenses shall be subject to indemnification reimbursement in accordance with
Section 10.2 or 10.3.

         10.7. Indemnification Payments in Preferred Stock. With respect to the amount of any indemnification obligations of Seller under Section 10.2 to any of the Buyer Indemnitees, 100% of such amount shall be paid by Seller to such Buyer Indemnitees in Series C Preferred Stock. For purposes of determining the number of shares of Series C Preferred Stock to be paid pursuant to the preceding sentence, the fair market value of each share of Series C Preferred Stock shall be equal to the face amount thereof Similarly, with respect to the amount of any indemnification obligations of Buyer, Acquisition Sub, the Surviving Corporation and its Subsidiaries under Section 10.3 to any of the Company Indemnitees, 100% of such amount shall be paid to such Company Indemnitees through the issuance by Buyer of additional fully paid and nonassessable shares of Series C Preferred Stock. For purposes of determining the number of shares of Series C Preferred Stock to be issued by Buyer pursuant to the preceding sentence, the fair market value of each share of Series C Preferred Stock shall be equal to the face amount thereof.


                                   ARTICLE XI

                         EMPLOYEES AND EMPLOYEE MATTERS

         11.1. General Provisions. On the Effective Date, Buyer shall cause the Surviving Corporation and its Subsidiaries to continue to employ all of the active employees of the Company and the Company Subsidiaries (the "Transferred Employees"), other than the individuals listed on Schedule 11.1 (the "Excluded Employees"), at and with reasonably comparable, industry competitive salaries and employee benefit plans. For purposes of this Article XI, Transferred Employees include those employees who are on military leave, other approved leaves of absence, short-term disability, non-occupational disability, and employees on layoff with recall rights as of the Effective Date, the names of which are listed on Schedule 11.1 (excluding employees on long-term disability "LTD Recipients") or workers' compensation ("WC Recipients"). Sections 11.9 and
11.10 sets forth the obligations of Buyer and Seller with regard to WC Recipients and LTD Recipients. Upon Closing, all Transferred Employees shall cease benefit accrual under any Company Plans described in Section 5.1(n). As of the Effective Date, all Transferred Employees shall become fully vested, if not already so, in their accrued benefits under the ALLTEL Corporation Profit Sharing Plan and ALLTEL Corporation Thrift Plan (collectively, the "Pension Plans"). As of the Effective Date, all stock options granted by the Company to certain of the Transferred Employees under the Company's 1987 Stock Option Plan for Employees. and 1989 Stock Option Plan for Non-Employees are fully vested and fully exercisable in accordance with the terms of such 1987 Stock Option Plan for Employees and/or 1989 Stock Option Plan for Non-Employees and the related stock option agreements under both plans. As of the Effective Date, the Company's 1987 Stock Option Plan for Employees and 1989 Stock Option Plan for Non-Employees shall be terminated, except that. such termination shall not adversely affect any options heretofore granted by the Company under each such stock option plan. As of the Effective Date, all stock options granted by ALLTEL Corporation to certain of the Transferred Employees under the ALLTEL Corporation 1991 Stock Option Plan for Employees and/or ALLTEL Corporation 1994 Stock Option Plan for Employees are neither fully vested nor fully exercisable, but only vested and exercisable for each applicable Transferred Employee in accordance with the terms of the ALLTEL Corporation 1991 Stock Option Plan for Employees and/or ALLTEL Corporation 1994 Stock Option Plan for Employees and the related stock option agreements under both plans. No provision of this Agreement shall be construed to prohibit the Surviving Corporation, its Subsidiaries or its Parent from having the right to terminate the employment of any Transferred Employee, with or without cause, after the Effective Date, or to amend or terminate any employee benefit plan, established, maintained or contributed to by the Surviving Corporation or its Subsidiaries or its Parent after the Effective Date.

         11.2. Service. Buyer will recognize the Transferred Employees' service with the Company and the Company Subsidiaries as if such service had been rendered to Buyer for purposes of vacation, severance, group insurance, welfare benefit plan and pension vesting and eligibility for all such benefits as are offered by Buyer.

         11.3. No Duplicate Benefits. Nothing in this Agreement shall cause duplicate benefits to be paid or provided to a Transferred Employee, including under any employee pension, benefit, or welfare plan or bonus plan. Nothing in this Section shall cause severance to be provided to or with respect to the Transferred Employees.

         11.4. Benefits. Transferred Employees shall not accrue benefits under any employee benefit policies, plans, arrangements, programs, practices and agreements of Seller or Seller's Parent or any Subsidiaries of Seller's Parent on and after the Effective Date, except that, Transferred Employees who on the Effective Date would be immediately eligible for retiree medical coverage under the terms of the ALLTEL Corporation Health and Dental Care Plan, as in effect on the Effective Date, shall be eligible to elect to continue coverage under the retiree medical provisions of the ALLTEL Corporation Health and Dental Care Plan for up to 31 days immediately after the Effective Date, subject to all requirements of the ALLTEL Corporation Health and Dental Care Plan.

         11.5. Welfare Plans.

                  (a) On or prior to February 1, 1997, each Transferred Employee will be covered under the applicable medical, dental, accident, life, short and long-term disability, non-occupational disability, and other employee welfare benefit plans of Buyer or the Surviving Corporation as set forth on Schedule 11.5, which shall be in effect on or prior to February 1, 1997 without change from the plans set forth on Schedule 11.5 and which may be changed from time to time after February 1, 1997 with respect to each Transferred Employee, without regard to any applicable eligibility and coverage requirements of such plans.

                  (b) Seller shall have responsibility for any claims arising from disabilities, losses, or any other expenses resulting from covered losses, incurred under their welfare plans which occurred prior to the Effective Date. Buyer shall be responsible for any claims arising from disabilities, losses or any other expenses resulting from covered losses, or losses under Buyer's welfare plans occurring to the Transferred Employees on or after the Effective Date. Subject to Section 11.8 (relating to COBRA), Seller shall have no obligation or liability to maintain or keep in force any welfare or other plans for Transferred Employees, including but not limited to retiree medical, health, dental, accident, life, retiree life, short and long-term disability, or non-occupational disability on or subsequent to the Effective Date. Buyer shall not be liable for and shall refer to Seller any claim made by a Transferred Employee on or after the Effective Date, arising from a disability or any other expense resulting from a loss incurred on or prior to the Effective Date. Seller shall not be liable for and shall refer to Buyer any claim made by a Transferred Employee on or after the Effective Date, arising from a disability or any other expense resulting from a loss incurred on and after the Effective Date.

                  (c) Subject to the provisions of this Agreement, Seller and Buyer each shall assist and cooperate with the other in the disposition of claims made under their respective welfare plans and in providing each other with any records, documents or other information within its control or to which it has access that is reasonably requested by the other as is necessary or appropriate to the disposition, settlement, or defense of claims.

         11.6. Severance. Seller shall be responsible for any termination or severance payments to any of its employees arising because of termination of employment with the Seller prior to the Effective Date except as expressly provided herein. Buyer shall be responsible for any termination severance payments (including, without limitation, payments attributable to accrued or unaccrued vacation benefits) to any Transferred Employee arising because of termination of employment with Buyer or Buyer's Subsidiaries on or after the Effective Date.

         11.7. Third-Party Rights. Nothing in this Agreement, express or implied, shall confer upon any employee of Buyer, the Company, the Company Subsidiaries, Seller or any of their affiliates or any legal representatives thereof or any collective bargaining agent any rights or remedies, including any right to employment, or continued employment for any specific period. Nothing in this Agreement, express or implied, shall be deemed to confer upon any person (or any beneficiary) any rights under or with respect to any plan, program, or arrangement described in or contemplated by this Agreement, and each person (or any beneficiary) shall be entitled to look only to the express terms of any such plan, program, or agreement. Nothing in this Agreement, express or implied, shall create a third-party beneficiary relationship or otherwise confer any benefit, entitlement, or right upon any person or entity other than the parties to this Agreement and their respective corporate affiliates.

         11.8. WARN Act and Health Care Continuance. Buyer shall be responsible for providing or discharging any and all notifications, benefits, and liabilities to Transferred Employees, those employees listed on Schedule 11.1, and government agencies required by the Worker Adjustment and Retraining Notification Act of 1988 ("WARN Act") or by any other applicable law relating to plant closings or employee separations or severance pay that are first required to be provided or discharged on or after the Effective Date, including pre-closing notice or liabilities if actions by Buyer after the Effective Date result in a notice requirement or liability under such laws. Seller and its employee benefit plans shall comply with the requirements of COBRA for all Transferred Employees who are qualified COBRA beneficiaries with respect to the ALLTEL Corporation Health and Dental Care Plan as a result of the Merger. Buyer and its employee benefit plans shall comply with the requirements of COBRA for all Transferred Employees who are qualified COBRA beneficiaries with respect to any healthcare plan of Buyer, the Surviving Corporation or its Subsidiaries beginning on or after the Effective Date.

         11.9. LTD Recipients. Schedule 11.9 sets forth all Transferred Employees who constitute LTD Recipients. All LTD Recipients shall continue to receive (or to be eligible to receive) benefits under Seller's long-term disability plan after the Effective Date. As long as the LTD Recipient remains eligible to receive benefits under Seller's long-term disability plan, the following provisions shall apply: (a) the LTD Recipient shall be treated as a disabled individual who is not a Transferred Employee under Seller's other employee benefit plans or programs and (b) Buyer shall not be required to provide coverage or benefits to the LTD Recipient under the employee benefit plans or programs maintained by Buyer.

         If any LTD Recipient recovers from his or her disabling condition, Seller shall have no obligation to offer or provide any employment to such LTD Recipient. If the LTD Recipient begins active service with Buyer, such LTD Recipient shall be a Transferred Employee under this Agreement and the following provisions shall apply: (a) the LTD Recipient shall cease to be eligible for coverage and benefits under any employee benefit plans or programs maintained by Seller; (b) the LTD Recipient shall become eligible for coverage and benefits under any employee benefit plans or programs maintained by Buyer under the same terms and conditions that apply to other Transferred Employees; and (c) if the LTD Recipient received disability benefits under Seller's long-term disability plan' the LTD Recipient's period of disability shall be treated as a period of service under the employee benefit plans and programs of Buyer to the same extent as if it had been a period of disability covered by a long-term disability plan of Buyer.

         11.10. WC Recipients. Schedule 11.10 sets forth all Transferred Employees who constitute WC Recipients. All WC Recipients shall continue to receive workers' compensation benefits under Seller's workers' compensation insurance policy after the Effective Date. As long as the WC Recipient remains eligible to receive workers' compensation benefits under Seller's workers' compensation insurance (or the applicable Seller's Pension Plan), the following provisions shall apply: (a) the WC Recipient shall be treated as an individual who is not a Transferred Employee under Seller's other employee benefit plans or programs except Seller's separation pay policy; (b) Buyer shall not be required to provide coverage or benefits to the WC Recipient under the comparable employee benefit plans or programs maintained by Buyer except WC Recipients shall be covered by the Buyer separation or severance pay policy as of the Effective Date.

         If any WC Recipient recovers from his or her disabling condition, Seller shall have no obligation to offer or provide any employment to such WC Recipient. Buyer shall employ any WC Recipient who is able to return to active work and who has a contractual or legal right to reemployment or reinstatement. If the WC Recipient returns to active service with Buyer, such WC Recipient shall be a Transferred Employee under this Agreement and the following provisions shall apply: (a) the WC Recipient shall cease to be eligible for coverage and benefits under any employee benefit plans or programs maintained by Seller; (b) the WC Recipient shall become eligible for coverage and benefits under any employee benefit plans or programs maintained by Buyer, under the same terms and conditions that apply to other Transferred Employees; and (c) the WC Recipient's period on workers' compensation shall be treated as a period of service under the employee benefits plans and programs of Buyer to the same extent as if the WC Recipient received benefits under a workers' compensation policy of Buyer.

         11.11. Pension Plans. All contributions to Pension Plans in respect of Transferred Employees relating to periods on or prior to the Closing shall be made by the Seller in accordance with the terms of each such Pension Plan.

         11.12. Certain Rights to Distributions.

                  (a) Each Transferred Employee shall be entitled after the Effective Date to a distribution of his or her benefits under the ALLTEL Corporation Profit Sharing Plan and ALLTEL Corporation Thrift Plan only as permitted under applicable provisions of the Code, and the rules and regulations thereunder, regarding the permissibility of Plan distributions in the circumstances of the transaction contemplated by this Agreement, the permissibility of which shall be determined by, and in the sole discretion of, the plan administrator or administrative committee under the Plans.

                  (b) Each eligible person, including, without limitation, Transferred Employees, Excluded Employees and employees of the Company and the Company Subsidiaries who resigned or were terminated between January 1, 1997 and the Effective Date, shall be entitled after the Effective Date to a distribution of his or her benefits under the bonus, commission and deferred compensation plan of the Company and the Company Subsidiaries only as permitted under such applicable plans or as otherwise agreed to by the President, Healthcare Division, of the Company using his sole and reasonable discretion, up to but not exceeding the respective amounts of bonus accrual, commission accrual (plus the amount of under-accrual of commission liability up to a maximum of $35,000.00 which shall be funded from any bonus accrual liability as of December 31, 1996) and deferred compensation accrual as of December 31, 1996 set forth on Schedule 4.10

(Accrued Liabilities Detail). The payment of such bonuses, commissions and deferred compensation is described in Schedule 4.11 (b)(iii) and (iv).

         11.13. Withdrawal from Plans. Prior to the Effective Date, Seller shall cause the Company and the Company Subsidiaries to withdraw from any plan or arrangement maintained by ALLTEL Corporation or any of its Subsidiaries in which each of the Company and the Company Subsidiaries is a participating employer as of the Effective Date, in the manner, if any, that such plan or arrangement specifies for withdrawal of a participating employer.

         11.14. Seller Assistance. From and after the Effective Date and for a period of three months thereafter, Seller shall, if requested by Buyer, (a) provide Buyer with Company and Company Subsidiary employee census information and medical claims experience information to the extent available to Seller; (b) provide Buyer with current premium and administrative service fee information for the Company's welfare plans; (c) introduce Buyer to Seller's insurance company vendors and account managers and request that these vendors cooperate in providing insurance quotes to Buyer; and (d) cooperate with Buyer and its selected insurance companies by providing pre-Effective Date claim and benefit information for Transferred Employees to enable Buyer to process claims and provide credits for deductibles and co-payments within Buyer's plans.


                                   ARTICLE XII

                                 NON-COMPETITION

         12.1. Acknowledgments. Each of Seller and their respective Subsidiaries (other than the Company and the Company Subsidiaries) (each, a "Restricted Seller") acknowledges that (i) the Company and the Company Subsidiaries are engaged in, among other things, the business of outsourcing comprehensive information systems and software to medium and large hospitals (over 150 beds) and developing, selling and implementing clinical, financial and administrative software for application in the medium and large hospital (over 150 beds) market and (ii) its relationship with the Company and the Company Subsidiaries has given it, and the Seller's relationship with the Buyer, the Surviving Corporation and its Subsidiaries will continue to give it, trade secrets of and confidential information concerning the Buyer, the Surviving Corporation and its Subsidiaries.

         12.2. Non-Compete. For a period of two years from and after the Effective Date (the "Restricted Period"), each Restricted Seller shall not on a worldwide basis engage in the business of outsourcing comprehensive information systems and software to medium and large hospitals (over 150 beds) and developing, selling and implementing clinical, financial, administrative and decision support software for application in the medium and large hospital (over 150 beds) market and developing, selling and implementing physician billing services in the physician practice management market (the "Restricted Business"), including, without limitation, developing the Restricted Business on its own or acquiring, partnering with or otherwise contracting with any third party to acquire the Restricted Business; provided, however, that notwithstanding the foregoing, a Restricted Seller may acquire a corporation, partnership, limited liability company or other entity engaged in, or owning or having a Subsidiary, segment or division engaged in, the Restricted Business so long as less than 15% of the revenues of such corporation, partnership, limited liability company or other entity on a consolidated basis (including such Subsidiary, segment or division, if any) are derived from the Restricted Business; provided further, that at no time after the consummation of any acquisition permitted by the preceding proviso shall the Restricted Sellers on a consolidated basis derive greater than 10% of their aggregate revenues from the Restricted Businesses so acquired; and provided further, that this Section 12.2 shall not prevent or otherwise limit each Restricted Seller's ability to (a) provide the Network Services, the Professional Services, the Software Services, the Computing Services and the Carrier Services (as each such term is defined in the Services Agreement) to the medium and large hospital (over 150 beds) market and the physician practice management market, (b) provide any service or activity requested by or sold to any customer of any Restricted Seller, including, without limitation, any of the exclusions set forth in the foregoing clause (a), (c) provide the services currently provided by such Restricted Seller to support its products, (d) provide all products and services pursuant to the ADMIT Contract and/or the IMN Contracts to the medium and large hospital (over 150 beds) market and the physician practice management market, (e) engage in the Restricted Business to the extent necessary to perform under the Contracts (as that term is defined in that certain letter between Seller and Buyer dated as of the date hereof (the "Letter")), in the event Seller exercises its right to cause Buyer to assign the Contracts to Seller under the Letter or (f) engage in the Restricted Business in the event (i) there shall occur (x) the voluntary or involuntary liquidation, dissolution or winding up of Buyer or the Surviving Corporation, (y) the sale of all or substantially all of the assets of Buyer or the Surviving Corporation or
(z) the acquisition by any person, directly or indirectly, in one or a series of related transactions, of 50% or more of the voting securities of Buyer pursuant to, without limitation, a sale of voting securities, merger, tender offer, exchange offer, reorganization or other business combination and (ii) Harvey Wilson shall cease to be the President of the Buyer. This Section 12.2 shall in no way restrict Seller from engaging in a transaction that would cause a Change of Control (as such term is defined in the Services Agreement), in which case Buyer would be able to exercise its rights under Section 18 of the Services Agreement.

         12.3. Confidential Information.

                  (a) Confidential Information; Personal Relationships. Each Restricted Seller promises and agrees that, during the Restricted Period and at any time thereafter, it will not disclose to any person not authorized by the Buyer, the Surviving Corporation or their respective Subsidiaries, and that it will not use for the benefit of itself or others, any confidential information or trade secrets of the Buyer, or any confidential information or trade secrets of the Surviving Corporation or any of its Subsidiaries and other affiliates thereof obtained by it while the Surviving Corporation and its Subsidiaries were, directly or indirectly, Subsidiaries of such Restricted Sellers. Additionally, each of Buyer, the Surviving Corporation and its Subsidiaries promises and agrees that, during the Restricted Period and at any time thereafter, it will not disclose to any person not authorized by Seller or its respective Subsidiaries, and that it will no use for the benefit of itself or others, any confidential information or trade secrets of the Seller and any of its Subsidiaries (other than the Company and the Company Subsidiaries) and other affiliates thereof obtained by it. The above two sentences, however, shall not preclude the Restricted Sellers or Buyer, the Surviving Corporation and its Subsidiaries, as the case may be, from use or disclosure of information if (i) use or disclosure of such information shall be required by applicable law or order of any governmental body, (ii) use or disclosure of such information is reasonable required in connection with any bona fide third party claim against or involving such Restricted Seller or Buyer, the Surviving Corporation and its Subsidiaries, (iii) such information is readily ascertainable from public or published information or trade sources (other than information known generally to the public as a result of a violation of this Section 12.3 by any Restricted Seller or Buyer, the Surviving Corporation and its Subsidiaries) or is known or subsequently developed by such Restricted Seller or Buyer, the Surviving Corporation and its Subsidiaries outside of its affiliation with the Surviving Corporation or (iv) use or disclosure thereof to customers is necessary pursuant to or contemplated by the Services Agreement.

         12.4. Rights and Remedies Upon Breach. If any Restricted Seller breaches (or threatens to commit a breach) any of the provisions of Sections
12.2 and 12.3 (the "Restrictive Covenants") or Buyer, the Surviving Corporation and its Subsidiaries breaches (or threatens to commit a breach) Section 12.3, the non-breaching party shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of; any other rights and remedies available to the non-breaching party at law or in equity:

                  (a) Specific Performance. The right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants may cause irreparable injury to the non- breaching party and that money damages would not provide an adequate remedy to the non-breaching party.

                  (b) Accounting. The right and remedy to require each breaching party to account for and pay over to the non-breaching party all profits, derived or received by such breaching party as the result of any transactions by such breaching party constituting a breach of the Restrictive Covenants.

         12.5. Severability of Covenants. Each party acknowledges and agrees that as to it the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof; is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect without regard to the invalid portions.

         12.6. Blue Penciling. If any court determines that any of the Restrictive Covenants, or any part thereof; is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

         12.7. Enforceability in Jurisdictions. If the course of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect each party's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of the Restrictive Covenants in such other respective jurisdictions, the Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.


                                  ARTICLE XIII

                               GENERAL PROVISIONS

         13.1. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (and shall be deemed to have been duly received if so given) if personally delivered or sent by facsimile transmission, receipt confirmed, or by registered or certified mail, return receipt requested, postage prepaid, to Seller, or to the chief executive officer of the Company, at the following address:

                  If to Buyer:

                  Eclipsys Corporation
                  777 East Atlantic Avenue
                  Suite 200
                  Delray Beach, Florida 33483
                  Telecopy:         561-243-9390
                  Attention:        Mr. Harvey J. Wilson

and if to Seller, to the President of Seller, with a copy to the General Counsel of Seller, at the following address

                  ALLTEL Information Services, Inc.
                  4001 Rodney Parham Road
                  Little Rock, AR 72212
                  Phone:            (501)220-5100
                  Telecopy:         (501) 220-4637

         13.2. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws (except to the extent that the provisions of Delaware law shall be mandatorily applicable to this Agreement). Any action, suit or other proceeding initiated by any party hereto against any other party under or in connection with this Agreement shall be brought exclusively in any Federal or state court in the State of Delaware, as the party bringing such action, suit or proceeding shall elect, having jurisdiction over the subject matter thereof In accordance with Title 6, Section 2708 of the Delaware Code Annotated, the parties hereto hereby submit themselves to the jurisdiction of any such court for the purpose of any such action and agree that service of process on them in any such action, suit or proceeding may be effected by the means by which notices are to be given to it under this Agreement.

         13.3. Successors. References in this Agreement to particular persons, firms, agencies, statutes, regulations and the like shall be considered as references to any successors thereto.

         13.4. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder is otherwise assignable, or shall be assigned, by any of the parties without the prior written consent of the other parties, which consent shall not be unreasonably withheld, provided that Buyer and Acquisition Sub may assign its rights under this Agreement as collateral security to its lenders.

         13.5. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         13.6. Entire Agreement. This Agreement (together with the Exhibits and Schedules hereto) constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating thereto. Any waiver of any term or condition of this Agreement, or any amendment or supplementation of this Agreement, shall be effective only if in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

         13.7. No Third-Party Beneficiaries. Subject to Article X, this Agreement and any other agreement attached hereto as a schedule or exhibit do not and are not intended to confer any rights or remedies upon any person other than the parties who are signatories hereto or thereto.

         13.8. Remedies. The parties hereto acknowledge that the remedy at law for any breach of the obligations undertaken by the parties hereto is and will be insufficient and inadequate and the parties hereto shall be entitled to equitable relief; in addition to remedies at law. In the event of any action to enforce the provisions of this Agreement, each of the parties hereto waive the defense that there is an adequate remedy at law. Without limiting any remedies any party may otherwise have, in the event any other party refuses to perform its obligations under this Agreement, the parties shall have, in addition to any other remedy at law or in equity, the right to specific performance.

         13.9. Severability. In the event that any provision contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not be in any way impaired.

         13.10. Headings. The headings of the Sections and Articles of this Agreement are inserted for convenience only and will not affect the Agreement's construction or interpretation.

         13.11. Indemnification of Directors and Officers. Each of Acquisition Sub and the Surviving Corporation agree that for a period of not less than three years after the Effective Time, it shall not amend the existing provisions of the Certificate of Incorporation or the Bylaws of the Surviving Corporation and its Subsidiaries relating to the indemnification of the Company's or any of the Company Subsidiaries' (whether based on actions or omissions prior to the Effective Date) current officers and directors, provided that such officers and directors shall pursue all of their rights under applicable directors and officers liability insurance policies and assign any such rights and payments thereunder to the Surviving Corporation to the extent of any indemnification (including payment of legal expenses) paid by the Surviving Corporation.

         13.12. Taxes. All stamp, transfer, documentary, sales, use, registration and other such Taxes and fees (including, without limitation, any penalties and interest) incurred in connection with this Agreement and the transactions contemplated by this Agreement ("Transfer Taxes"), if any, will be paid by Seller. Seller will, at its own expense, prepare and properly file true, complete and accurate Tax Returns and other documentation with respect to Transfer Taxes on a timely basis. Buyer will cooperate with Seller in the preparation of such Tax Returns.

         13.13. Publicity. Buyer, the Company and Seller will consult with one another before issuing, and provide one another the opportunity to review, comment upon and consent to (which consent shall not be unreasonably withheld) any press release or other public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation and consent, except as may be required by applicable law, court process or by any stock exchange rule or regulation.

         13.14. Expenses. Except as otherwise provided for in Section 4.9 of this Agreement each party shall pay any expenses (including, without limitation, attorneys' fees) incurred by it incident to this Agreement, the Certificate of Merger, and in consummating the transactions provided for herein.

         13.15. Trademark Phaseout and Corporate Name Change.

                  (a) Buyer acknowledges that Seller or its affiliates are the owners of; and have permitted the Company and the Company Subsidiaries to use, the trade names, trade dress, trademarks, service marks, logos and related intangible property (collectively, the "Non-transferred Marks") used in connection with the business, as listed on Schedule 13.15 (I), and Buyer understands and agrees that the Non-transferred Marks, or any right or license of the Surviving Corporation and its Subsidiaries to the Non-transferred Marks are not being transferred to the Surviving Corporation pursuant to this Agreement. Buyer acknowledges Seller's exclusive and proprietary rights in the use of the Non-transferred Marks, and Buyer agrees that it shall cause the Surviving Corporation and its Subsidiaries not to use the Non-transferred Marks (or any names or Non-transferred Marks confusingly similar to the Non-transferred Marks) except as expressly set forth in this Section 13.15. After the Effective Date, Buyer shall cause the Surviving Corporation and its Subsidiaries to replace all Non-transferred Marks of Seller not later than 12 months after the Effective Date for Non-transferred Marks affixed to items used in the Surviving Corporation and its Subsidiaries' conduct of their business, including, without limitation, buildings, vehicles, tools, tool boxes, kits (safety and others), signs, manual covers and notebooks, provided that the Buyer shall have no such obligations to replace any Non-transferred Marks on (i) any items that remain in the files of the Surviving Corporation or its Subsidiaries, (ii) any items that are used or circulated internally by the Buyer, the Surviving Corporation and its Subsidiaries and are not circulated to third parties, (iii) any contracts and agreements of the Company or the Company Subsidiaries in force and effect on and after the Effective Date that were entered into by the Company or the Company Subsidiaries on or prior to the Effective Date or (iv) any brochures, handouts or marketing materials printed, created or developed by the Company or the Company Subsidiaries on or prior to the Effective Date that are distributed or disseminated by the Company or the Company Subsidiaries on or prior to the Effective Date or by the Surviving Corporation or its Subsidiaries at any time prior to the first anniversary of the Effective Date. Buyer recognizes the value of the goodwill associated with the Non-transferred Marks, and acknowledges that the Non-transferred Marks and all rights therein and the goodwill pertaining thereto belong exclusively to Seller.

                  (b) Buyer and Seller understand and agree that the trade names, trade dress, trademarks, service marks, logos, and related intangible property (collectively the "Transferred Marks") used in connection with the Company's and Company Subsidiaries' business as listed on Schedule 13.15(II) are being transferred to the Surviving Corporation pursuant to this Agreement.

                  (c) Within two business days after the Effective Date, Buyer shall take all action necessary to change the corporate name of the Surviving Corporation and its Subsidiaries so as to reflect that the Surviving Corporation and its Subsidiaries are no longer affiliates of Seller.

         13.16. Preferred Stock Valuation. Seller covenants and agrees with Buyer and Acquisition Sub that Seller shall deliver to Buyer and the Surviving Corporation, not later than 90 days after the Effective Date, the written determination by an investment banking firm selected by Seller of the aggregate fair market value of each of the Series C Preferred Stock and the Series D Preferred Stock, and such determination shall be binding upon Seller, Buyer and the Surviving Corporation.

         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed as of the date first above written, and such party's signature constitutes the affirmation of such party, under penalties of perjury, that this Agreement is such party's act and deed, and that the facts stated herein by such party are true.


ALLTEL INFORMATION SERVICES, INC.


By: /s/ Jeffrey H. Fox
    --------------------------------------------
    Name:  Jeffrey H. Fox
    Title: President


ALLTEL HEALTHCARE INFORMATION SERVICES, INC.


By: /s/ Jeffrey H. Fox
    --------------------------------------------
    Name:  Jeffrey H. Fox
    Title: President


ECLIPSYS CORPORATION


By: /s/ Harvey J. Wilson
    --------------------------------------------
    Name:  Harvey J. Wilson
    Title: President and Chief Executive Officer


ECLIPSYS SOLUTIONS CORP.


By: /s/ Harvey J. Wilson
    --------------------------------------------
    Name:  Harvey J. Wilson
    Title: President and Chief Executive Officer

    Exhibits to Exhibit 2.1, the Agreement of Merger among the Registrant ALLTEL Healthcare Information Services, Inc., and Eclipsys Solutions Corp., dated as of January 24, 1997, have been omitted pursuant to Item 601(b)(2) of Commission Regulation S-K. The following is a list of omitted Exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request:

EXHIBITS:

A    Certificate Of Merger
B    Amended And Restated Certificate Of Incorporation Of Buyer
C    Registration Rights Agreement
D    Stockholders Agreement
E    Management And Services Agreement
F    Preferred Stock And Warrant Purchase Agreement